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                                                                    EXHIBIT 10-G




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           DIGICON INC., DIGICON GEOPHYSICAL CORP., DIGICON/GFS INC.,
           DIGICON GEOPHYSICAL LIMITED AND DIGICON EXPLORATION, LTD.
                                  AS BORROWERS

                                CREDIT AGREEMENT


                           DATED AS OF JULY __, 1996


                 WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION
                           AS ISSUING BANK, AS A BANK
                           AND AS AGENT FOR THE BANKS





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                               TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
ARTICLE I                 Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Section 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Section 1.2      Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II                Revolving Credit Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Section 2.1      Revolving Credit Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Section 2.2      The Revolving Credit Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Section 2.3      Repayment of Revolving Credit Advances  . . . . . . . . . . . . . . . . . . . . . . .    2
         Section 2.4      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Section 2.5      Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Section 2.6      Revolving Credit Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Section 2.7      Reduction or Termination of Revolving Credit Commitment . . . . . . . . . . . . . . .    3

ARTICLE III               Term Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Section 3.1      Term Loan Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Section 3.2      The Term Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Section 3.3      Repayment of Term Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Section 3.4      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Section 3.5      Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

ARTICLE IV                Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Section 4.1      Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Section 4.4      Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         Section 4.5      Participation by Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         Section 4.6      Payments Constitute Revolving Credit Loans  . . . . . . . . . . . . . . . . . . . . .    6
         Section 4.7      Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         Section 4.8      Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 4.9      Letter of Credit Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 4.10     Replacement of the Issuing Bank . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE V                 Borrowing Procedure; Payments; Facilities Fees; Joint Borrower Provisions . . . . . .    8
         Section 5.1      Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Section 5.2      Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Section 5.3      Voluntary Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Section 5.4      Mandatory Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Section 5.5      Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Section 5.6      Non-Receipt of Funds by the Agent . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Section 5.7      Withholding Tax Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Section 5.8      Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Section 5.9      Facilities Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10


                                                                                                                        PAGE
                                                                                                                        ----
         Section 5.10     Joint Borrower Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE VI                Yield Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 6.1      Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE VII               Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Section 7.1      Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Section 7.2      Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE VIII              Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section 8.1      Initial Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section 8.2      All Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

ARTICLE IX                Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Section 9.1      Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Section 9.2      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Section 9.3      Corporate Action; No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Section 9.4      Operation of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section 9.5      Litigation and Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section 9.6      Rights in Properties; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section 9.7      Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section 9.8      Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section 9.9      Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section 9.10     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section 9.11     Use of Proceeds; Margin Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Section 9.12     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Section 9.13     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Section 9.14     Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Section 9.15     Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Section 9.16     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Section 9.17     Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Section 9.18     Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Section 9.19     Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Section 9.20     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

ARTICLE X                 Positive Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section 10.1     Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section 10.2     Maintenance of Existence; Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . .   27
         Section 10.3     Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

                                                                                                                           PAGE
                                                                                                                           ----
         Section 10.4     Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 10.5     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 10.6     Inspection Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 10.7     Keeping Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 10.8     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 10.9     Compliance with Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 10.10    Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 10.11    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 10.12    Annual Collateral and Systems Review  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 10.13    Lockboxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 10.14    Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

ARTICLE XI                Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Section 11.1     Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 11.2     Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 11.3     Mergers, Dissolutions, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 11.4     Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 11.5     Loans and Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 11.6     Transactions With Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Section 11.7     Disposition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Section 11.8     Sale and Leaseback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Section 11.9     Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section 11.10    Environmental Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section 11.11    Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section 11.12    Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

ARTICLE XII               Financial Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section 12.1     Consolidated Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section 12.2     Cash Flow Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section 12.3     Funded Debt to Capitalization Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section 12.4     Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section 12.5     Current Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section 12.6     Renegotiation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

ARTICLE XIII              Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section 13.1     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section 13.2     Remedies Upon Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         Section 13.3     Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 13.4     Performance by the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

                                                                                                                          PAGE
                                                                                                                          ----
ARTICLE XIV               The Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 14.1     Appointment, Powers and Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 14.2     Rights of Agent as a Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 14.3     Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 14.4     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 14.5     Independent Credit Decisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Section 14.6     Several Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Section 14.7     Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Section 14.8     Partial Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

ARTICLE XV                Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Section 15.1     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Section 15.2     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Section 15.3     Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Section 15.4     No Duty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Section 15.5     Lender Not Fiduciary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Section 15.6     Equitable Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Section 15.7     No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Section 15.8     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         Section 15.9     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Section 15.10    Entire Agreement; Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Section 15.11    Maximum Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Section 15.12    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Section 15.13    Governing Law; Venue; Service of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Section 15.14    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Section 15.15    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Section 15.16    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Section 15.17    Non-Application of Chapter 15 of Texas Credit Code  . . . . . . . . . . . . . . . . . . . . . .   50
         Section 15.18    Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 15.19    Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 15.20    Arbitration Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

                                CREDIT AGREEMENT


  THIS CREDIT AGREEMENT, dated as of July _____, 1996, is among DIGICON INC., a Delaware corporation ("Digicon"), DIGICON GEOPHYSICAL CORP., a Delaware corporation ("Geophysical Corp."), DIGICON/GFS INC., a Mississippi corporation ("GFS"), DIGICON EXPLORATION, LTD., a Delaware corporation ("Exploration") and DIGICON GEOPHYSICAL LIMITED, a company organized under the laws of England and Wales ("Geophysical Limited", and together with Digicon, Geophysical Corp., GFS, and Exploration, collectively the "Borrowers", and each individually a "Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks") and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, a national banking association as issuing bank (in such capacity, together with its successors in such capacity, the "Issuing Bank") and as agent for itself, the Issuing Bank and the other Banks (in such capacity, together with its successors in such capacity, the "Agent").

                               R E C I T A L S :

  The Borrowers have requested the Banks to extend credit to the Borrowers in the form of (a) a revolving credit facility not to exceed $15,000,000 outstanding at any time under which the Borrowers may request (i) Revolving Credit Advances and (ii) Letters of Credit (subject to a $5,000,000 sublimit) and (b) Term Loans to the Borrowers in the aggregate principal amount of $6,000,000. The Banks are willing to make such credit facilities available to the Borrowers upon the terms and conditions hereinafter set forth.

  NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                  ARTICLE I

                                  Definitions

  Section 1 Definitions. As used in this Agreement, the terms defined in Appendix A hereto have the meanings ascribed to them in Appendix A.

  Section 2 Other Definitional Provisions. All definitions contained in this Agreement or incorporated herein from Appendix A are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein or in Appendix A shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

                                      ARTICLE II

                           Revolving Credit Advances

     Section 1 Revolving Credit Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more Revolving Credit Advances to the Borrowers from time to time from the date hereof to and including the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Revolving Credit Commitment, provided that the aggregate amount of all Revolving Credit Advances at any time outstanding shall not exceed the lesser of (a) the aggregate of the Revolving Credit Commitments minus the outstanding Letter of Credit Liabilities and (b) the Borrowing Base minus the outstanding Letter of Credit Liabilities. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrowers may borrow, repay, and reborrow hereunder the aggregate amount of the Revolving Credit Commitments by means of Revolving Credit Advances. Each Revolving Credit Advance made by each Bank shall be made and maintained at such Bank's Principal Office.

     Section 2 The Revolving Credit Notes. The joint and several obligation of the Borrowers to repay the Revolving Credit Advances and interest thereon shall be evidenced by a Revolving Credit Note executed by the Borrowers, payable to the order of each Bank, in the principal amount of such Bank's Revolving Credit Commitment as originally in effect and dated the date hereof or such later date as may be required with respect to transactions contemplated by Section 15.8.

     Section 3 Repayment of Revolving Credit Advances. The Borrowers shall repay the unpaid principal amount of all Revolving Credit Advances on the Revolving Credit Termination Date.

     Section 4   Interest.  The unpaid principal amount of the Revolving
Credit Advances shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate, and (b) the Applicable Rate. If at any time the Applicable Rate for any Revolving Credit Advance shall exceed the Maximum Rate, thereby causing the interest accruing on such Revolving Credit Advance to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for such Revolving Credit Advance shall not reduce the rate of interest on such Revolving Credit Advance below the Maximum Rate until the aggregate amount of interest accrued on such Revolving Credit Advance equals the aggregate amount of interest which would have accrued on such Revolving Credit Advance if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Revolving Credit Advances shall be due and payable as follows:

      (i)   on each Monthly Payment Date; and

      (ii)  on the Revolving Credit Termination Date.

Notwithstanding the foregoing, any outstanding principal of any Revolving Credit Advance and (to the fullest extent permitted by law) any other amount payable by the Borrowers under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

  Section 5 Use of Proceeds. The proceeds of Advances shall be used by the Borrowers to pay off and retire existing Debt to Foothill Capital Corporation, a California corporation, and for general corporate purposes (including the purchase of fixed assets) in the ordinary course of business.

  Section 6 Revolving Credit Commitment Fee. The Borrowers jointly and severally agree to pay to the Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Revolving Credit Commitment for the period from and including the date of this Agreement to and including the Revolving Credit Termination Date at the rate of 0.375% per annum based on a 360 day year and the actual number of days elapsed. Accrued commitment fee shall be payable in arrears on each Quarterly Fee Payment Date and on the Revolving Credit Termination Date.

  Section 7   Reduction or Termination of Revolving Credit Commitment.
The Borrowers shall have the right to terminate in whole or reduce in part the unused portion of the Revolving Credit Commitments upon at least three Business Days prior notice (which notice shall be irrevocable) to the Agent specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided, however, that the Revolving Credit Commitments shall never be reduced below an amount equal to the aggregate outstanding Letter of Credit Liabilities. Each partial reduction shall be in the amount of $1,000,000 or an integral multiple thereof and the Borrowers shall simultaneously prepay the Revolving Credit Advances by the amount by which the unpaid principal amount of the Revolving Credit Advances exceeds the sum of (a) all of the Revolving Credit Commitments (after giving effect to such notice) plus (b) the aggregate outstanding Letter of Credit Liabilities, plus accrued and unpaid interest on the principal amount so prepaid. The Revolving Credit Commitments may not be reinstated after they have been terminated or reduced.

                                 ARTICLE III

                                   Term Loans

  Section 1 Term Loan Commitments. Subject to the terms and conditions of this Agreement, each Bank agrees to make a loan (the "Term Loans") to the Borrowers in a principal amount equal to the amount of such Bank's Term Loan Commitment in a single Advance on the date hereof.

  Section 2 The Term Notes. The joint and several obligation of the Borrowers to repay the Term Loans shall be evidenced by a Term Note executed by the Borrowers, payable to the order of such Bank, in the principal amount of such Bank's Term Loan Commitment, and dated the date hereof or such later date as may be required with respect to transactions contemplated by Section 15.8.

  Section 3 Repayment of Term Loan. The Borrowers shall repay the unpaid principal amount of the Term Loan in 35 equal consecutive installments in the amount of $166,667 each, payable on each Monthly Payment Date, with a final additional installment in the amount of all outstanding principal of the Term Loan payable on the Term Loan Maturity Date.

  Section 4 Interest. The unpaid principal amount of the Term Loans shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate and (b) the Applicable Rate. If at any time the Applicable Rate shall exceed the Maximum Rate, thereby causing the interest accruing on the Term Loans to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest on the Term Loans below the Maximum Rate until the aggregate amount of interest accrued on the Term Loans equals the aggregate amount of interest which would have accrued on the Term Loans if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Term Loan Advances shall be payable on each Monthly Payment Date. Notwithstanding the foregoing, any outstanding principal of any Term Loan Advance and (to the fullest extent permitted by law) any other amount payable by the Borrower under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

  Section 5 Use of Proceeds. The proceeds of the Term Loans shall be used by the Borrowers to refinance existing term Debt.

                                 ARTICLE IV

                               Letters of Credit

  Section 1   Letters of Credit.

   (a) Subject to, and upon the terms, conditions, covenants and agreements contained herein and in the Letter of Credit Agreements, prior to the Revolving Credit Termination Date, the Issuing Bank agrees to issue irrevocable standby letters of credit ("Letters of Credit"), in form satisfactory to the Issuing Bank, for the account of any Borrower; provided, however, that the outstanding Letter of Credit Liabilities shall not at any time exceed the least of (a) $5,000,000, (b) an amount equal to the aggregate amount of the Revolving Credit Commitments minus the outstanding Revolving Credit Advances, and (c) the Borrowing Base minus the outstanding Revolving Credit Advances. In the event of an actual conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, then the terms and conditions of this Agreement shall prevail. Letters of Credit shall expire no later than one year after the

  Revolving Credit Termination Date, must be satisfactory in form to the Issuing Bank, and must be issued pursuant to a Letter of Credit Agreement. No Letter of Credit shall require any payment by the Issuing Bank to the beneficiary thereof pursuant to a drawing prior to the third Business Day following presentment of a draft and any related documents to the Issuing Bank.

        (b) On or before the Revolving Credit Termination Date, the Borrowers jointly and severally agree to deposit with and pledge to the Agent cash or cash equivalent investments in an amount equal to all outstanding Letter of Credit Liabilities.

  Section 2 Letter of Credit Procedure. Each Letter of Credit shall be issued upon receipt by the Issuing Bank of a written request of any Borrower (a "Credit Request"), together with a duly executed Letter of Credit Agreement, not later than 11:00 A.M., (Houston, Texas time) three Business Days prior to the date set for the issuance of such Letter of Credit. Each Credit Request shall contain or specify, among other things:

        (a) the proposed date of the issuance of the Letter of Credit, which shall be a Business Day;

        (b)  the stated amount of the Letter of Credit;

        (c)  the date of expiration of the Letter of Credit;

        (d)  the name and address of the beneficiary of the Letter of Credit;

        (e) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;

        (f) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder;

        (g)   the purpose of the Letter of Credit; and

        (h) the aggregate amount of Letter of Credit Liabilities (including the requested Letter of Credit) to be existing on the date of issuance of such requested Letter of Credit.

  Section 3 Amendments to Letters of Credit. Any request for amendment to or extension of the expiry date of any previously issued Letter of Credit shall be submitted pursuant to a Credit Request by the Borrowers to the Issuing Bank not later than three Business Days prior to the date of the proposed amendment or extension. The Issuing Bank shall not amend or extend the expiry date of any Letter of Credit if the issuance of a new Letter of Credit having the same terms and conditions as such Letter of Credit as so amended or extended would be prohibited by any provision hereof.

  Section 4 Letter of Credit Fees. The Borrowers jointly and severally agree in all instances, to pay to the Issuing Bank a letter of credit fee for the account of the Banks that is equal to 1% per annum of the Dollar equivalent at the applicable Exchange Rate of the face amount of each Letter of Credit (with a $400 minimum letter of credit fee per Letter of Credit issued), each computed from the date of issuance until the stated termination date based on the initial face amount of such Letter of Credit, and payable in advance, non-refundable, and based on a year of 360 days.

  Section 5 Participation by Banks. By the issuance of any Letter of Credit and without any further action on the part of the Issuing Bank or any of the Banks in respect thereof, the Issuing Bank hereby grants to each Bank and each Bank hereby agrees to acquire from the Issuing Bank a participation in each such Letter of Credit and the related Letter of Credit Liabilities, effective upon the issuance thereof without recourse or warranty, equal to such Bank's pro rata part (based on the Revolving Credit Commitments) of such Letter of Credit and Letter of Credit Liabilities. The Issuing Bank shall provide a copy of each Letter of Credit to each other Bank promptly after issuance. This agreement to grant and acquire participations is an agreement between the Issuing Bank and the Banks, and neither Borrower nor any beneficiary of a Letter of Credit shall be entitled to rely thereon. Borrowers agree that each Bank purchasing a participation from the Issuing Bank pursuant to this Section
4.5 may exercise all its rights to payment against Borrowers including the right of setoff, with respect to such participation as fully as if such Bank were the direct creditor of Borrowers in the amount of such participation.

  Section 6 Payments Constitute Revolving Credit Loans. Each payment by the Issuing Bank pursuant to a drawing under a Letter of Credit shall constitute and be deemed a Revolving Credit Loan by each Bank in its percentage of the aggregate Revolving Credit Commitments to the Borrowers under such Bank's Revolving Credit Note and this Agreement as of the day and time such payment is made by the Issuing Bank and in the Dollar equivalent at the applicable Exchange Rate of the aggregate amount of such payment.

  Section 7 Obligations Absolute. The obligations of the Borrowers under this Agreement and the other Loan Documents (including without limitation the obligation of the Borrower to reimburse the Issuing Bank for draws under any Letter of Credit) shall be joint and several, absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including without limitation the following circumstances:

        (a) Any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

        (b) Any amendment or waiver of or any consent to departure from any Loan Document;

        (c) The existence of any claim, set-off, counterclaim, defense or other rights which any Borrower, any Obligated Party, or any other
  Person may have at any time against any beneficiary of any Letter of Credit, the Issuing Bank, or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction; or

        (d) Any statement, draft, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever.

  Section 8 Limitation of Liability. The Borrowers jointly and severally assume all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank, the Agent, any Bank nor any of their officers or directors shall have any responsibility or liability to any Borrower or any other Person for:
(a) errors, omissions, interruptions, or delays in transmission or delivery of any messages, or (b) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect, provided that in each case such actions taken or omitted by the Issuing Bank, the Agent or any Bank are done or omitted in the absence of gross negligence or willful misconduct. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

  Section 9 Letter of Credit Agreements. Certain additional provisions regarding the obligations, liabilities, rights, remedies and agreements of the Borrowers and the Issuing Bank relative to the Letters of Credit shall be set forth in the Letter of Credit Agreements.

  Section 10 Replacement of the Issuing Bank. The Borrowers may, with the approval of the Required Banks, appoint a successor Issuing Bank hereunder upon the condition precedent that such successor Issuing Bank shall become a party to this Agreement and expressly agree to be bound by the terms and conditions contained in this Agreement pertaining to the Issuing Bank. Upon the appointment of a successor Issuing Bank, the Issuing Bank replaced by such successor Issuing Bank shall cease to issue Letters of Credit but shall continue to carry out its obligations hereunder and shall continue to have the benefit of this Agreement and the other Loan Documents with respect to the outstanding Letters of Credit issued by it until all such Letters of Credit have expired and any drawings thereunder have been reimbursed in full.

                                  ARTICLE V

   Borrowing Procedure; Payments; Facilities Fees; Joint Borrower Provisions

  Section 1 Borrowing Procedure. The Borrowers shall give the Agent notice by means of the appropriate Advance Request Form of each requested Advance at least one Business Day before the requested Advance (unless the Agent is the only Bank in which case notice shall be by 11:00 A.M. Houston, Texas time on the day of such requested Advance), specifying: (a) the requested date of such Advance (which shall be a Business Day), and (b) the amount of such Advance. The Agent at its option may accept telephonic requests for Advances, provided that such acceptance shall not constitute a waiver of the Agent's right to delivery of the appropriate Advance Request Form in connection with subsequent Advances. Any telephonic request for an Advance by the Borrowers shall be promptly confirmed by submission of a properly completed Advance Request Form to the Agent. Each Revolving Credit Advance shall be in a minimum principal amount of $100,000 or an integral multiple thereof and the Term Loans shall be in a single aggregate Advance in the aggregate amount of the Term Loan Commitments. The Agent shall notify each Bank of the contents of each such notice. Not later than 11:00 A.M. Houston, Texas time on the date specified for each Advance hereunder, each Bank will make available to the Agent at the Principal Office in immediately available funds, for the account of the Borrowers, its pro rata share of each Advance. After the Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, the Agent will make each Advance available to the Borrowers by depositing the same, in immediately available funds, in an account of the Borrowers (designated by the Borrowers) maintained with the Agent at the Principal Office. All notices under this Section shall be irrevocable and shall be given not later than 11:00 A.M. Houston, Texas, time on the day which is not less than the number of Business Days specified above for such notice.

  Section 2 Method of Payment. All payments of principal, interest, and other amounts to be made by the Borrowers under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Principal Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 11:00 A.M., Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrowers shall, at the time of making each such payment, specify to the Agent the sums payable by the Borrowers under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrowers fail to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 5.5 hereof). Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Principal Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

  Section 3 Voluntary Prepayment. The Borrower may, upon at least one Business Days' prior notice to the Agent, prepay the Term Loan Advances in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid, provided that each partial prepayment shall be in the principal amount of $100,000 or an integral multiple thereof. All notices under this Section shall be irrevocable and shall be given not later than 11:00 A.M. Houston, Texas, time on the day which is not less than the number of Business Days specified above for such notice.

  Section 4 Mandatory Prepayment. If at any time the sum of the outstanding Revolving Credit Advances plus the outstanding Letter of Credit Liabilities exceeds the Borrowing Base, the Borrowers shall promptly (and in any event within 15 Business Days after the earlier of (a) the discovery of such excess by the Borrower and (b) the delivery by the Borrowers of the Borrowing Base Report indicating such excess) prepay the outstanding Revolving Credit Advances by the amount of the excess plus accrued and unpaid interest on the amount so prepaid or, if no Revolving Credit Advances are outstanding (either before or after such prepayments), the Borrowers shall immediately pledge to the Agent for the benefit of itself, the Issuing Bank, and the Banks, cash or cash equivalent investments in an amount equal to the excess as security for the Obligations.

  Section 5 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Advance shall be made by the Banks under Section 2.1 and Section 3.1 or deemed made by the Banks under Section 4.6, each payment of fees under Section 2.6 and Section 5.10 and letter of credit fees under Section
4.4 shall be made for the account of the Banks, and each termination or reduction of the Revolving Credit Commitments under Section 2.7 shall be applied to the Revolving Credit Commitments of the Banks, pro rata according to the respective unused Revolving Credit Commitments and each Letter of Credit shall be deemed participated in by the Banks, pro rata according to the amounts of their respective Revolving Credit Commitments; and (b) each payment and prepayment of principal of or interest on Advances by the Borrower shall be made to the Agent for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of such Advances held by such Banks.

  Section 6 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrowers (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of an Advance to be made or participated in as applicable, by it hereunder or the Borrowers is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

  Section 7 Withholding Tax Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to Digicon for distribution to the Borrowers and the Agent two duly completed copies of Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments from the Borrowers under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to Digicon for distribution to Borrowers and the Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, in each case certifying that such Bank is entitled to receive payments from the Borrowers under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrowers and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

  Section 8 Computation of Interest. Interest on the Advances and all other amounts payable by the Borrowers hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

  Section 9 Facilities Fees. The Borrowers jointly and severally agree to pay to the Agent for the account of the Banks a non-refundable facilities fee in connection with the Revolving Credit Commitments and the Term Loan Commitments of $75,000 payable in full upon the execution of this Agreement (Agent acknowledging that it has already received $25,000 of such fee).

  Section 10  Joint Borrower Provisions.

         (a) The Borrowers agree to establish and maintain a single designated deposit account for the purpose of receiving the proceeds of the Advances to be made by the Agent hereunder. Any Advance made by the Agent hereunder shall be made jointly to the Borrowers and shall be charged to the Borrowers, jointly and severally. Any payments received by the Agent hereunder likewise shall be credited, jointly and severally, for the account of the Borrowers.

         (b) The Agent is authorized to make Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an authorized officer of any Borrower. Unless otherwise instructed by any of the Borrowers, the Agent will credit the amount of Advances made to Borrowers to Borrowers' designated deposit account. It is expressly agreed and understood by each Borrower that neither the Agent or any Bank shall have any responsibility to inquire into the apportionment, allocation, or disposition of any Advances made to the Borrowers. All Advances are to be made for the collective account of Borrowers.

         (c) For the purpose of implementing the joint borrower provisions of the Loan Documents, each Borrower hereby irrevocably appoints each other Borrower as its agent and attorney-in-fact, coupled with an interest, for all purposes of the Loan Documents, including the making of requests for Advances, or Letters of Credit, the execution and delivery of certificates and the receiving and allocating of disbursements from the Agent, the Issuing Bank or any Bank.

         (d) It is understood and agreed that the handling of the Advances and the Letters of Credit on a joint borrowing basis as set forth in this Agreement is solely as an accommodation to the Borrowers and at their request, and that the Agent, the Issuing Bank and the Banks shall incur no liability to the Borrowers as a result thereof. To induce the Agent, the Issuing Bank and the Banks to do so, and in consideration thereof, each of the Borrowers hereby agrees to indemnify each of the Agent, the Issuing Bank and the Banks and hold each such Person harmless from and against any and all liabilities, expenses, losses, damages or claims of damage or injury asserted against any such Person by any of the Borrowers or by any other Person arising form or incurred by reason of the handling by any of the Agent, the Issuing Bank or the Banks of the financing arrangement of the Borrowers as herein provided, reliance by any of the Agent, the Issuing Bank or the Banks on any requests or instructions from any Borrower, or any other related action taken by any of the Agent, the Issuing Bank or the Banks hereunder in the absence of gross negligence or willful misconduct.

         (e) Each Borrower represents and warrants to the Agent, the Issuing Bank and the Banks that the request for joint handling of the advances and other financial accommodations to be made by the Agent, the Issuing Banks and the Banks hereunder was made because the Borrowers are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Borrowers. Each of the Borrowers expects to derive benefit, directly or indirectly, from such availability because the successful operation of the Borrowers is dependent on the continued successful performance of the functions of the integrated group.

         (f) Each of the Borrowers represents and warrants to the Agent, the Issuing Bank and the Banks that (i) such Borrower has established adequate means of obtaining from the other Borrowers on a continuing basis financial and other information pertaining to the business, operations, and condition (financial and otherwise) of the other Borrowers, and their property, and
  (ii) such Borrower now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of the other Borrowers, and their property. Each of the Borrowers hereby waives and relinquishes any duty on the part of any of the Agent, the Issuing Bank or the Banks to disclose to such Borrower any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of the other Borrowers, or the property of the other Borrowers, whether now or hereafter known by any of the Agent, the Issuing Bank or the Banks during the term of this Agreement.

       (g) Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of Persons or entities other than such Borrower (including the other Borrowers party hereto and the Guarantors) and, in full recognition of that fact, each Borrower consents and agrees that the Agent may, at any time and from time to time, without notice or demand, except as otherwise required herein, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any one or more Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to each Borrower, agree with one or more Borrowers or Guarantors to: (i) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (ii) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any additional security or guarantees, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guarantees for the Obligations or any part hereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of the sale thereof as the Agent in its sole and absolute discretion may determine; (vii) release any Person from any personal liability with respect to the Obligations or any part thereof;
  (viii) settle, release on terms satisfactory to the Agent or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (ix) consent to the merger, change or any other restructuring or termination of the corporate or partnership existence of any Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

       (h) Upon the occurrence and during the continuance of any Event of Default, the Agent may enforce this Agreement independently as to each Borrower and independently of any other remedy or security the Agent at any time may have or hold in connection with the Obligations, and it shall not be necessary for the Agent to marshal assets in favor of any Borrower or any other person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. Each Borrower expressly waives any right to require the Agent to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any collateral provided by any Person, and agrees that the Agent may proceed against Borrowers or any Collateral in such order as it shall determine in its sole and absolute discretion.

       (i) The Agent may file a separate action or actions against any Borrower, whether such action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that the Agent and any Borrower and any Affiliate of any Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement. Each Borrower expressly waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement of the Obligations or any rights of the Agent, the Banks or the Issuing Bank created or granted herein.

       (j) The Agent's, the Banks' and the Issuing Bank's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by any of the Agent, any Bank or the Issuing Bank, all as though such amount had not been paid. The rights of the Agent, the Banks and/or the Issuing Bank created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower and whether or not any other Borrower shall have any personal liability with respect thereto.

       (k) To the maximum extent permitted by applicable law, each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any other Borrower with respect to the Obligations, (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iii) the cessation for any cause whatsoever of the liability of any other Borrower (other than by reason of the full payment and performance of all Obligations), (iv) any failure of the Agent to marshal assets in favor of any Borrower or any other Person, (v) any failure of the Agent to give notice of sale or other disposition of collateral to any Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (vi) any failure of the Agent to comply with applicable law in connection with the sale or other disposition of any Collateral or other security for any Obligation, including any failure of the Agent to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Obligation, (vii) any act or omission of any Bank or the Issuing Bank or others that directly or indirectly results in or aids the discharge or release of any of any Borrower, any Guarantor or the Obligations or any security or guaranty therefor by operation of law or otherwise, (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation,
  (ix) any failure of the Agent to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (x) the election by the Agent of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code, (xi) any extension of credit or the grant of any lien under Section 364 of the Bankruptcy Code, (xii) any use of cash collateral under Section 363 of the Bankruptcy Code, (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person,
  (xiv) the avoidance of any lien in favor of the Agent for any reason, or (xv) any action taken by the Agent, any Bank or the Issuing Bank that is authorized by this Section or any other provision of any Loan Document.
  Until such time, if any, as all of the Obligations have been paid and performed in full and no portion of any commitment of the Agent to any Borrower under any Loan Document remains in effect, no Borrower shall have any right of subrogation, contribution, reimbursement or indemnity, and each Borrower expressly waives any right to enforce any remedy that the Agent, any Bank or the Issuing Bank now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by the Agent. Each Borrower expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations.

       (l) To the fullest extent permitted by applicable law, each Borrower expressly waives any suretyship defenses to the enforcement of this Agreement or any rights of any of the Agent, any Bank or the Issuing Bank created or granted hereby or to the recovery by any such Person against any Borrower, any Guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of the Borrowers and may preclude the Borrowers from obtaining reimbursement or contribution from other Borrowers. Each Borrower expressly waives any defenses or benefits that may be derived pursuant to or from Rule 31 of the Texas Rules of Civil Procedure,
  Section 17.001 of the Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as amended, or comparable provisions of the laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under Texas law or other applicable law.

       (m) The Borrowers and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Borrowers otherwise may have against other Borrowers, the Guarantors, the Agent, the Banks, the Issuing Bank or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

                               ARTICLE VI

                                Yield Protection

  Section 1 Capital Adequacy. If after the date hereof, any adoption or implementation of any applicable law, rule, or regulation regarding capital adequacy (including, without limitation, any law, rule, or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Bank (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other Governmental Authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, implementation, change, or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 10 Business Days after demand by the such Bank (with a copy to the Agent), the Borrowers agree to jointly and severally pay to such Bank (or its parent) such additional amount or amounts as will compensate such Bank for such reduction. Any such demand shall be accompanied by a certificate of such Bank claiming compensation under this Section and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive (absent manifest error), provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

                                 ARTICLE VII

                                  Security

  Section 1 Collateral. To secure full and complete payment and performance of the Obligations, the Borrowers shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described in this Section 7.1 each in form and substance satisfactory to the Agent, (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

        (a) Each of the Borrowers and the Guarantors shall grant to the Agent for the benefit of the Banks a first priority security interest in all of its respective domestic, and as applicable, foreign, Data Library, accounts, accounts receivable, equipment, machinery, fixtures, inventory, chattel paper, documents, instruments, investment property (other than stock of Subsidiaries), goods, general intangibles and other property as more fully described in its, as applicable, respective Security Agreement, Charge Debenture (U.K.), or Charge Debenture (Malaysia), whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to such security documents.

        (b) The Borrowers and the Guarantors shall execute and cause to be executed such further documents and instruments, including without limitation, as applicable, Uniform Commercial Code financing statements, as the Agent, in its sole discretion, deems necessary or desirable to create, preserve, evidence, and perfect its liens and security interests in the Collateral.

  Section 2 Setoff. If an Event of Default shall have occurred and is continuing, the Agent, the Issuing Bank and each Bank are hereby authorized at any time and from time to time, without notice to any Borrower (any such notice being hereby expressly waived by the Borrowers), to set off and apply any and all deposits (general, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Issuing Bank, the Agent or such Bank to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement, the Notes, or any other Loan Document, irrespective of whether or not the Agent, the Issuing Bank or such Bank shall have made any demand under this Agreement, the Notes or any other Loan Document and although such obligations may be unmatured. The Issuing Bank, the Agent and each Bank agree promptly to notify such Borrower (with a copy to the Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of the Issuing Bank, the Agent and each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Issuing Bank, the Agent and such Bank may have.

                                ARTICLE VIII

                              Conditions Precedent

  Section 1 Initial Advance. The obligation of each Bank to make any initial Advance and of the Issuing Bank to issue any initial Letter of Credit is subject to the condition precedent that the Agent shall have received on or before the day of such Advance or Letter of Credit issuance all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

        (a) Resolutions. Resolutions of the Board of Directors of each Borrower and each Guarantor certified by a Secretary or an Assistant Secretary of such Person which authorize the execution, delivery, and performance by such Person, as applicable, of this Agreement and the other Loan Documents to which such Person is or is to be a party;

        (b) Incumbency Certificates. A certificate of incumbency certified by the Secretary or an Assistant Secretary of each Borrower and each Guarantor certifying the names of the officers of such Person authorized to sign, as applicable, this Agreement and each of the other Loan Documents to which such Person is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

        (c) Articles of Incorporation. The articles of incorporation of each Borrower and each Guarantor certified by the Secretary of State of state of incorporation or, as applicable, the appropriate governmental official of any foreign jurisdiction of organization, of such Person and dated within 10 days prior to the date of any initial Advance or Letter of Credit issuance;

        (d) Bylaws. The bylaws or, as applicable, other similar organizational document of each Borrower and each Guarantor certified by the Secretary or an Assistant Secretary of such Person;

        (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or, as applicable, foreign jurisdiction of organization, of each Borrower and each Guarantor as to the existence and account status of such Person, each dated within 10 days prior to the date of any initial Advance or Letter of Credit issuance;

        (f) Revolving Credit Notes. The Revolving Credit Notes executed by the Borrowers;

        (g)   Term Notes.  The Term Notes executed by the Borrowers;

        (h) Security Agreements. A Security Agreement, Charge Debenture (U.K.) or Charge Debenture (Malaysia), executed, as applicable, by the Borrowers and the Guarantors;

        (i) Trademark Assignment. A trademark assignment executed by Digicon in form and substance satisfactory to the Agent;

        (j) Patent Assignment. A patent assignment executed by Digicon in form and substance satisfactory to the Agent;

        (k) Financing Statements. Uniform Commercial Code financing statements executed by the Borrowers and Euroseis and covering such Collateral as the Lender may request;

        (l)   Guaranties.  A Guaranty executed by each Guarantor;

        (m) Lockbox Agreements. A Lockbox Agreement executed by each of Digicon, Geophysical Corp., GFS and Geophysical Limited;

        (n) Insurance Policies. Copies of all insurance policies or a certificate reflecting the insurance coverages required by Section
  10.5, together with loss payable endorsements in favor of the Agent with respect to all insurance policies covering Collateral;

        (o) UCC Searches. The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against any of the domestically incorporated Borrowers and Guarantors in the offices of the Secretary of State of the States of Texas, Delaware, and Mississippi, as applicable, such searches to be as of a date no more than 10 days prior to the date of any initial Advance or Letter of Credit issuance;

        (p) Foreign Searches. The results of a company registry search for Geophysical Limited in England and Wales and Digicon (Malaysia) in the Federation of Malaysia;

        (q)   Opinions of Counsel.  A favorable opinion of:

              (i) Porter & Hedges, legal counsel to the Borrowers and the Guarantor in such form as the Agent may request;

              (ii) Baker & McKenzie, legal counsel to Geophysical Limited, in such form as the Agent may request; and

              (iii) Skrine & Co., legal counsel to the Guarantor, in such form as the Agent may request;

        (r) Facilities Fee. Evidence satisfactory to the Agent that the Borrowers have paid the $75,000 facilities fee required hereunder to the Agent;

        (s) Payoff of Other Debt/Releases. Evidence satisfactory to the Agent that the Borrowers have made arrangements satisfactory to the Agent to (i) repay in full all (1) Debt of the Borrowers outstanding to Foothill Capital Corporation and (2) Debt of Digicon to Hanseatic Corporation, as agent, and (ii) to obtain all releases and terminations as requested by the Agent;

        (t) Collateral Audit. The Agent shall have conducted a satisfactory pre-closing collateral audit and accounts receivable systems review, the costs and expenses of which must have been paid by the Borrowers;

        (u) Fiscal 1996 and 1997 Financial Projections. The Agent shall have received and approved in its sole discretion financial projections for Digicon and the Subsidiaries for fiscal years 1996 and 1997;

        (v) Borrowing Base Report. A Borrowing Base Report satisfactory to the Agent in its sole discretion executed by the Borrowers dated as of the date hereof; and

        (w) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including attorneys' fees) referred to in Section 15.1, to the extent incurred, shall have been paid in full by the Borrowers, or arrangements satisfactory to the Agent shall have been made for payment thereof.

  Section 2 All Advances. The obligation of each Bank to make any Advance (including any initial Advance) and of the Issuing Bank to issue any Letter of Credit (including any initial Letter of Credit) is subject to the following additional conditions precedent:

        (a) Advance Request Form. The Agent shall have received, in accordance with the applicable terms hereof, an appropriate Advance Request Form, executed by an authorized officer of the Borrowers;

        (b) No Default. No Default shall have occurred and be continuing, or would result from such Advance and/or Letter of Credit issuance, as applicable;

        (c) Representations and Warranties. All of the representations and warranties contained in Article IX hereof and in the other Loan
  Documents shall be true and correct on and as of the date of such Advance and/or Letter of Credit issuance, as applicable with the same force and effect as if such representations and warranties had been made on and as of such date; and

        (d) Additional Documentation. The Agent shall have received such additional approvals, opinions, or documents as the Agent or its legal counsel, Winstead Sechrest & Minick P.C., may request.

                                 ARTICLE IX

                       Representations and Warranties

  To induce the Agent, the Issuing Bank and the Banks to enter into this Agreement, each of the Borrowers, jointly and severally, represents and warrants to each such Person that:

  Section 1 Corporate Existence. Each of the Borrowers and each Guarantor (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or properties. Each of the Borrowers and each Guarantor has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

  Section 2 Financial Statements. Digicon has delivered to the Agent audited consolidated financial statements of Digicon and its Subsidiaries as at and for the fiscal year ended July 31, 1995 and unaudited consolidated financial statements of Digicon and its Subsidiaries for the nine-month period ended April 30, 1996. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Digicon and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Digicon nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of Digicon or any of its Subsidiaries since the effective date of the most recent financial statements referred to in this Section.

  Section 3 Corporate Action; No Breach. The execution, delivery, and performance by the Borrowers of this Agreement and the other Loan Documents to which any of the Borrowers is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate action on the part of such Borrower and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or bylaws or other organizational documents of Digicon or any of the Subsidiaries, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which Digicon or any of the Subsidiaries is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided in Article VII) upon any of the revenues or assets of Digicon or any Subsidiary.

  Section 4 Operation of Business. Digicon and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and Digicon and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing in any respect that could reasonably be expected to have a Material Adverse Effect.

  Section 5        Litigation and Judgments.  Except as
disclosed on Schedule 9.5 hereto, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Digicon, threatened against or affecting Digicon or any Subsidiary, that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against Digicon or any Subsidiary.

  Section 6 Rights in Properties; Liens. Digicon and each Subsidiary have good and indefeasible title to or valid leasehold interests in all material respects in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 9.2, and none of the properties, assets, or leasehold interests of Digicon or any Subsidiary is subject to any Lien, except as permitted by Section 11.2.

  Section 7 Enforceability. This Agreement constitutes, and the other Loan Documents to which any of the Borrowers is party, when delivered, shall constitute legal, valid, and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and by general equitable principles.

  Section 8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by any Borrower of this Agreement and the other Loan Documents to which any such Borrower is or may become a party or the validity or enforceability thereof, except for (a) filings and recordings in respect of the Liens created pursuant to Loan Documents, (b) those which have been obtained or made prior to the date hereof, and (c) authorizations, approvals, consents, filings and registrations to be made in the ordinary course of business in connection with such Borrower's performance of its obligations hereunder.

  Section 9        Debt.  Digicon and its Subsidiaries have no
Debt, except as disclosed on Schedule 9.9 hereto.

  Section 10 Taxes. Digicon and each Subsidiary have filed all tax returns (federal, state, local and foreign) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable. The Borrowers know of no pending investigation of Digicon or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of Digicon or any Subsidiary.

  Section 11       Use of Proceeds; Margin Securities.  Neither
Digicon nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

  Section 12 ERISA. Digicon and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA and the applicable provisions of the Code relating thereto. No Reportable Event which is required to be reported to the PBGC pursuant to Section 4043(b) of ERISA or Prohibited Transaction which could reasonably be expected to have a Material Adverse Effect has occurred and is continuing with respect to any Plan. No notice of intent to terminate a

Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither any Borrower nor any ERISA Affiliate (nor any predecessor to either a Borrower or any ERISA Affiliate) has completely or partially withdrawn from a Multiemployer Plan. Each Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither any Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

  Section 13       Disclosure.  No statement, information,
report, representation, or warranty made by any Borrower in this Agreement or in any other Loan Document or furnished to the Agent or any Bank in connection with this Agreement or any of the transactions contemplated hereby (but excluding all projections and proforma financial statements which shall have been prepared in good faith and based upon reasonable assumptions) contains any untrue statement of a material fact and all such statements, information, reports, representations and warranties, taken as a whole, do not omit to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Borrower which has a Material Adverse Effect, or which could reasonably be expected to have, in the reasonable judgment of any Borrower, in the future a Material Adverse Effect, that has not been disclosed in writing to the Agent.

  Section 14 Subsidiaries. Digicon has no Subsidiaries other than those listed on Schedule 9.14 hereto, and Schedule 9.14 sets forth the jurisdiction of incorporation of each Subsidiary and the percentage of Digicon's and its Subsidiaries' ownership of the outstanding voting stock of each such Subsidiary. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid, and is nonassessable.

  Section 15 Agreements. Neither Digicon, any Borrower nor any Guarantor is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither Digicon, any Borrower nor any Guarantor is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party where such default or the effect thereof could reasonably be expected to result in a Material Adverse Effect.

  Section 16 Compliance with Laws. Neither Digicon nor any Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator except where such Person's failure to do so could not reasonably be expected to result in a Material Adverse Effect.

  Section 17 Inventory. All inventory that is produced by the Borrowers has been and will hereafter be produced in compliance with all applicable laws, rules, regulations, and governmental standards, domestic and foreign, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act, as amended (29 U.S.C. Section
Section 201-219), and the regulations promulgated thereunder except where such Person's failure to do so could not reasonably be expected to result in a Material Adverse Effect.

  Section 18 Investment Company Act. Neither Digicon nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  Section 19       Public Utility Holding Company Act.  Neither
Digicon nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

  Section 20 Environmental Matters. Except as disclosed on Schedule 9.20 hereto:

          (a) Digicon, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws, except for occurrences of noncompliance which could not individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrowers are not aware of, nor has any Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Digicon and the Subsidiaries with all Environmental Laws, except for occurrences of noncompliance which could not individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (b) Digicon and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Digicon and its Subsidiaries are in compliance with all of the terms and conditions of such permits, except where failure to obtain or comply with such permits, licenses or authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of Digicon or any Subsidiary except (i) in amounts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) for dynamite and other explosives for which such Person possesses all licenses and permits necessary to comply with all Environmental Laws and other federal, state, local and foreign laws, regulations and requirements pertaining to the use, possession, disposal, storage or sale thereof, and such use, possession, disposal, storage or sale thereof is in compliance with Environmental Laws and such other laws, regulations and requirements except where failure to obtain or comply with such licenses or permits or to comply with such laws, regulations or requirements could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The use which Digicon and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except (i) in amounts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) for dynamite and other explosives for which such Person possesses all licenses and permits necessary to comply with all Environmental Laws and other federal, state, local and foreign laws, regulations and requirements pertaining to the use, possession, disposal, storage or sale thereof, and such use, possession, disposal, storage or sale thereof is in compliance with Environmental Laws and such other laws, regulations and requirements, except where failure to comply with such laws, regulations or requirements could not, individually or int he aggregate reasonably be expected to have a Materially Adverse Effect;

          (d) Neither Digicon nor any of its Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

          (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of Digicon or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

          (f) Neither Digicon nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., regulations thereunder or any comparable provision of state law. Digicon and its Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws except where failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect;

          (g) Neither Digicon nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release, which Release or any aggregation thereof, or failure to file, could reasonably be expected to have a Material Adverse Effect; and

          (h) To the best of Digicon's and the other Borrowers' knowledge, no Lien arising under any Environmental Law has attached to any property or revenues of Digicon or its Subsidiaries.

                                  ARTICLE X

                               Positive Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder or the Issuing Bank has any obligation to issue any Letter of Credit hereunder or any Letter of Credit Liabilities exist, each of the Borrowers, jointly and severally, will perform and observe the following positive covenants:

         Section 1 Reporting Requirements. The Borrowers will furnish to the Agent, the Issuing Bank and the Banks:

                 (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each fiscal year of Digicon, beginning with the fiscal year ending July 31, 1996, (i) a copy of the annual audit report of Digicon and the Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets and statements of operations, cash flow and changes in stockholders equity as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited by, and accompanied by the report of, Deloitte & Touche LLP, or other independent certified public accountants of recognized standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP; and (ii) a certificate of such independent certified public accountants to the Agent (A) stating that to their knowledge no Default has occurred and is continuing, or if in their opinion a Default has occurred and is continuing, a statement as to the nature thereof, and (B) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith;

                 (b) Quarterly 10-Q of Digicon. As soon as available, and in any event within 30 days after filing deadline therefor, a copy of the 10-Q Quarterly Reports of Digicon filed with the Securities and Exchange Commission or any successor agency;

                 (c) Certificate of No Default/Compliance. Concurrently with the delivery of each of the financial statements or 10-Qs, as applicable, referred to in subsections 10.1(a) and 10.1(b), a Compliance/Certificate of No Default of the chief financial officer, the chief accounting officer or the treasurer of Digicon (i) stating, among other things, that no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with
         Article XII;

                 (d) Annual Projected Financial Statements and Capital Expenditure Projections. Concurrently with the delivery of the financial statements referred to in subsection 10.1(a) above, projected financial statements for the upcoming fiscal year of Digicon and its Subsidiaries, including projected capital expenditures, in form and detail satisfactory to the

         Agent and prepared under the supervision of the chief financial officer or the chief accounting officer of Digicon;

                 (e) Monthly Borrowing Base Report/Agings. As soon as available, and in any event within 45 days after the end of each calendar month or such other request of the Agent, a Borrowing Base Report in form and detail satisfactory to the Agent, including, without limitation, (i) a reconciliation of accounts receivable including a calculation and description of all accounts which are not or should not be included in the definition of "Eligible Domestic/Domestic Accounts," "Eligible Domestic/Foreign Accounts" or "Eligible Foreign/Foreign Accounts" and (ii) detailed agings of accounts receivable and accounts payable, all certified by the chief financial officer, the chief accounting officer or the treasurer of Digicon;

                 (f) Address List for Account Debtors. Within 15 days after the request therefor by the Agent, an address list for all of the Borrowers' and the Guarantors' account debtors in form and detail satisfactory to the Agent;

                 (g) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to Digicon by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of Digicon and the Subsidiaries;

                 (h) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting Digicon or any Subsidiary which could, in the opinion of the management of Digicon, reasonably be expected to have a Material Adverse Effect;

                 (i) Notice of Default. As soon as possible and in any event within 15 days after any of the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or any other employee serving in a comparable capacity (regardless of title) of any Borrower or Guarantor obtains any knowledge, becomes aware or should have known through the exercise of prudent business judgment of the occurrence of any Default, a written notice setting forth the details of such Default and the action that the Borrowers have taken and propose to take with respect thereto;

                 (j) ERISA Reports. Upon the request of the Agent from time to time copies of all reports, including annual reports, and notices which Digicon or any Subsidiary files with or receives from the PBGC, the U.S. Department of Labor under ERISA or the Internal Revenue Service under the Code; and as soon as possible and in any event within five days after Digicon or any Subsidiary knows or has reason to know that any Reportable Event which is required to be reported to the PBGC pursuant to Section 4043 (b) of ERISA or Prohibited Transaction which could be reasonably expected to have a Material Adverse Effect has occurred with respect to any Plan or that the PBGC or Digicon or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of Digicon setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrowers propose to take with respect thereto;

                 (k) Notice of Material Adverse Change. As soon as possible and in any event within 15 days after any of the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or any other employee serving in a comparable capacity (regardless of title) of any other Borrower or any Guarantor obtains any knowledge, becomes aware or should have known through the exercise of prudent business judgment of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

                 (l) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by Digicon or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus, including, without limitation, each Form 10-K Annual Report and each 8-K Current Report, filed by Digicon or any Subsidiary with the Securities and Exchange Commission or any successor agency or with any securities exchange; and

                 (m) General Information. Promptly, such other information concerning Digicon or any Subsidiary as the Agent or any Bank may from time to time reasonably request.

         Section 2        Maintenance of Existence; Conduct of
Business. Except as provided in Section 11.3, each Borrower will preserve and maintain, and will cause each Guarantor to preserve and maintain, its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business, except if (a) in the reasonable business judgment of such Borrower or such Guarantor, as applicable, it is in the best economic interest not to preserve and maintain such rights and franchises, and (b) such failure to preserve and maintain such leases, privileges, licenses, permits, franchises, qualifications and rights could not reasonably be expected to have a Material Adverse Effect. Each Borrower will conduct, and will cause each Subsidiary to conduct, its businesses in an orderly and efficient manner in accordance with good business practices.

         Section 3 Maintenance of Properties. Each Borrower will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, in all material respects, all of its properties (tangible and intangible) necessary in the proper conduct of its business in good working order and condition.

         Section 4 Taxes and Claims. Each Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property; provided, however, that neither the Borrowers nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

         Section 5 Insurance. Each Borrower will maintain, and will cause each of the Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrowers and the Subsidiaries operate, provided that in any event each Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance, property insurance, comprehensive general liability insurance, and business interruption insurance with respect to processing centers in accordance with Borrowers' current practices reasonably satisfactory to the Agent. Each insurance policy covering Collateral shall name the Agent as additional insured and as loss payee for the benefit of the Banks and the Issuing Bank and shall provide that such policy will not be cancelled or reduced without 10 days prior written notice to the Agent. Except upon the occurrence and during the continuance of an Event of Default, any loss payable pursuant to any such policy of insurance shall be payable to the Borrowers as their interests may appear. Upon the occurrence and during the continuance of an Event of Default any such loss shall be payable to the Agent and may be applied (and upon the request of the Borrower incurring such loss any such loss shall be applied) to the Obligations.

         Section 6 Inspection Rights. At any reasonable time during business hours and from time to time, each Borrower will permit, and will cause each Subsidiary to permit, representatives of the Agent, the Banks and the Issuing Bank to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.

         Section 7 Keeping Books and Records. Each Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 8 Compliance with Laws. Each Borrower will comply, and will cause each Subsidiary to comply with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator if its failure to comply could reasonably be expected to result in a Material Adverse Effect.

         Section 9 Compliance with Agreements. Each Borrower will comply, and will cause each Subsidiary to comply with all agreements, contracts, and instruments binding on it or affecting its properties or business if its failure to comply could reasonably be expected to result in a Material Adverse Effect.

         Section 10 Further Assurances. Each Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be requested by the Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of the Agent in the Collateral.

         Section 11 ERISA. Each Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA and the applicable provisions of the Code relating thereto, if applicable, so as not to give rise to any liability thereunder if its failure to comply could reasonably be expected to result in a Material Adverse Effect.

         Section 12 Annual Collateral and Systems Review. At any reasonable time and from time to time, upon reasonable notice to the Borrowers, not more than once during any fiscal year of Digicon (unless a Default or Event of Default then exists, in which case such reviews shall not be so limited), the Borrowers will permit, and the Borrowers will cause each Guarantor to permit, the Agent and its representatives, at the sole cost and expense of such Borrower or such Guarantor, as applicable, not to exceed $5,000 per annum in the aggregate as to the Borrowers and the Guarantors taken as a group if no Default exists, to conduct an audit of the accounts receivable of the Borrowers and the Guarantors and reviews of accounts receivable control systems of the Borrowers and the Guarantors, and in connection therewith, examine, copy, and make extracts from the Borrowers' and the Guarantors' books and records, to visit and inspect its properties and facilities.

         Section 13       Lockboxes.

                 (a) Each of Digicon, Geophysical Corp. and GFS will direct its respective account debtors to send all payments on their accounts to the appropriate Domestic Lockbox, or if payment is to be made by wire transfer to such Person, then to the appropriate Domestic Lockbox Account.

                 (b) Geophysical Limited will direct its account debtors to send all Dollar denominated payments on their accounts to the appropriate U.K. Lockbox, or if payment is to be made by wire transfer to such Person, then to the appropriate U.K. Lockbox Account.

                 (c) Borrowers will deliver to the Agent, at the Agent's request, copies of all letters and/or sales invoices from such Person to its account debtors directing that accounts be paid into such Lockbox and/or Lockbox Account.


         Section 14       Contracts.

                 (a) The Borrowers shall disclose to the Agent in writing any express rights of offset arising under geophysical or seismic service contracts of any of the Borrowers or the Guarantors and under amendments, modifications, addenda, or supplements thereto.

                 (b) The Borrowers shall disclose each geophysical or seismic service contract to which any Borrower or the Guarantors shall hereafter become a party, and each amendment, supplement, addendum, or modification hereafter made to any existing geophysical or seismic service contract, that contains an express provision that restricts such Person from freely assigning its rights to payment under such contract.

                 (c) To the extent practicable, each Borrower will use reasonable efforts to select, and shall cause each Guarantor to use reasonable efforts to select, as the choice of law to govern future geophysical or seismic service contracts to which such Person is a party, the law of a state of the United States, England, or a foreign jurisdiction that permits free transferability of the rights to payment under such contracts.

                 (d) Within 15 days after the request by the Agent the Borrowers shall provide the Agent with true and complete copies of all existing geophysical and seismic service contracts to which any Borrower or any Guarantor is a party and that provide for aggregate consideration payable to such Person in excess of $1,000,000, and all future amendments, supplements, addenda, or modifications to any such existing or future geophysical or seismic service contract.





                               ARTICLE XI

                               Negative Covenants

         The Borrowers jointly and severally covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder or the Issuing Bank has any obligation to issue any Letter of Credit hereunder or any Letter of Credit Liabilities exist, each of the Borrowers, jointly and severally, will observe the following negative covenants:

         Section 1        Debt.  No Borrower will incur, create,
assume, or permit to exist, and will permit any Guarantor to incur, create, assume, or permit to exist, any Debt, except:

                 (a) Debt and Contingent Liabilities to the Agent, the Banks and the Issuing Banks pursuant to the Loan Documents;

                 (b) Purchase money Debt incurred solely for the purpose of financing the acquisition of fixed assets so long as Borrowers are and remain in compliance with all of the terms and conditions hereof including without limitation Section 12.3;

                 (c)      Existing Debt and Contingent Liabilities described on
         Schedule 9.9 hereto;

                 (d) Extensions, renewals or replacements of Debt permitted by clauses (b) and (c) above provided that no such extension, renewal or replacement shall (i) if such Debt is Subordinated Debt, amend or modify any subordination provisions, if any, contained in the original Debt so that the Debt, as extended, renewed or replaced, is not longer Subordinated Debt, or (ii) shorten the fixed maturity or increase the principal amount of, or increase the rate of interest to a rate greater than the current market rate at the time of the extension, renewal or replacement of the original Debt;

                 (e) Debt (without duplication) of the type described in sub-clauses (f) and (h) in the definition of Debt (other than (i) Funded Debt and (ii) Contingent Liabilities unless the primary obligor is Digicon or one of its Subsidiaries) incurred in the ordinary course of business;

                 (f)      Subordinated Indebtedness; and

                 (g) Additional Debt in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

         Section 2 Limitation on Liens. The Borrowers will not incur, create, assume, or permit to exist, and will not permit any Guarantor to incur, create, assume, or permit to exist, any Lien upon any of their respective properties, assets, or revenues, whether now owned or hereafter acquired, except the following (herein referred to as "Permitted Liens"):

                 (a)      Liens disclosed on Schedule 11.2 hereto;

                 (b) Liens in favor of the Agent for the benefit of the Banks and the Issuing Bank;

                 (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrowers or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                 (d) Liens for taxes, assessments, or other governmental charges which are not delinquent for longer than 90 days or which are being contested in good faith and for which adequate reserves have been established;

                 (e) Liens of landlords, tenants, vendors, mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not delinquent for longer than 90 days and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

                 (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Debt), or leases made in the ordinary course of business;

                 (g) Liens on property securing purchase money Debt permitted by Section 11.1 incurred solely for the purpose of financing the acquisition of such property; and

                 (h) Licenses of surveys or portions thereof in the Data Library to others in the ordinary course of business.

         Section 3 Mergers, Dissolutions, Etc. The Borrowers will not, and will not permit any Guarantor to, become a party to a merger or consolidation, or sell all or substantially all of their assets or wind-up, dissolve, or liquidate except (a) the Combination, (b) any Borrower or any Guarantor may be merged or consolidated with or into another Borrower or another Guarantor, as applicable (provided that a Borrower shall be the continuing or surviving corporation) and (c) any Borrower or any Guarantor may liquidate or dissolve itself if, in connection therewith, all of its assets are transferred to a Borrower.

         Section 4        Restricted Payments.  Digicon will not
declare or pay any Dividends (other than Dividends payable in common stock of Digicon) without the prior written approval of the Agent or make any other payment or distribution (in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of their respective Subsidiaries to purchase or otherwise acquire any capital stock of Digicon or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock.

         Section 5 Loans and Investments. The Borrowers will not make, and will not permit any Guarantor to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, or permit any Guarantor to purchase, any stock, bonds, notes, debentures or other securities of, any Person, except:

                 (a) advances or loans to, or investments in, Subsidiaries (other than the Borrowers and the Guarantors) not to exceed $5,000,000 in the aggregate at any time outstanding (net of repayments of advances and loans by such Subsidiaries taken as a group and of returns on such investments) plus the proceeds of equity offerings after the date hereof;

                 (b) the non-cash allocation of overhead by Digicon to its various Subsidiaries in accordance with its historical practices;

                 (c) investments in and loans and advances by one Borrower or one Guarantor to another Borrower or, as applicable, another Guarantor;

                 (d) acquisitions of stock or assets, individually or in the aggregate, during the term hereof, less than $25,000,000 in total purchase price (including assumed liabilities), whether for cash, debt, stock or other property, or any combination thereof;

                 (e)      the Combination;

                 (f) extensions of credit to customers in the ordinary course of business;

                 (g) stocks, bonds, notes, debentures and other securities accepted from customers in connection with good faith work-outs of past due receivables or in bankruptcy, insolvency or similar proceedings;

                 (h) loans and advances to employees of Digicon or any Subsidiary for travel, entertainment and relocation expenses incurred in the ordinary course of business;

                 (i) the making or acquisition of beneficial interests in, or the making of loans, advances or capital contributions to, one or more joint ventures as to which Digicon or any Subsidiary is a venturer, so long as such joint ventures are formed for the purpose of operating seismic data acquisition or processing businesses, in an aggregate principal amount not to exceed $3,000,000 at any time outstanding;

                 (j) any bonds or other obligations of the United States of America which, as to principal and interest, constitute direct obligations or are guaranteed by the United States of America;

                 (k) any bonds, debentures, participation certificates, notes or other obligations of any agency or corporation or instrumentality of the United States of America, the obligations of which are unconditionally guaranteed by the United States of America;

                 (l) obligations of a state, territory or possession of the United States, the interest on which is excluded from gross income for federal income taxation purposes and which bear a rating in one of the two highest rating categories by Standard & Poor's Corporation or Moody's Investors Service;

                 (m) interest bearing accounts, interest bearing deposits, eurodollar investments, or certificates of deposit issued by or bankers acceptances drawn or accepted by, banks or trust companies, including the Agent, organized under the laws of the United States or any state thereof, but only with institutions whose capital and surplus is in excess of $50,000,000;

                 (n) commercial paper, floating rate notes or master notes rated A-2 or better by Standard & Poor's Corporation or P-2 or better by Moody's Investors Service;

                 (o) repurchase agreements collateralized by obligations issued or guaranteed as to the payment of principal and interest by the full faith and credit of the United States;

                 (p) units of taxable money market mutual funds comprised of obligations described in (j) through (o) above; and

                 (q) loans, advances, extensions of credit, capital contributions to or investments in, or purchases of stocks, bonds, notes, debentures, or other securities in an aggregate principal amount not to exceed $2,000,000 at any time outstanding.

         Section 6 Transactions With Affiliates. The Borrowers will not enter into, and will not permit any Guarantor to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of any Borrower or any Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Guarantor's business and upon fair and reasonable terms no less favorable to such Borrower or such Guarantor's than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of such Borrower or such Guarantor; provided that the foregoing shall not prohibit the Borrowers or the Guarantors from entering into management contracts with Affiliates upon fair and reasonable terms in the ordinary course of business or from entering into transactions permitted by this Agreement.

         Section 7 Disposition of Assets. The Borrowers will not sell, lease, assign, transfer, or otherwise dispose of any of their assets, or permit any Guarantor to do so with any of its assets, except (a) licensing of surveys in the Data Library in the ordinary course of business, (b) dispositions of inventory in the ordinary course of business, and, (c) so long as no Event of Default has occurred and is continuing, isolated dispositions of tangible personal property of the Borrowers (not including the Data Library) that do not exceed $250,000 individually or that do not aggregate in excess of $1,000,000, in each case per annum.

         Section 8 Sale and Leaseback. The Borrowers will not enter into, and will not permit any Guarantor to enter into, any arrangement with any Person pursuant to which any of them leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by any of them to such Person, except that the Borrowers and the Guarantors may enter into such arrangements as financing techniques affecting assets acquired after the date hereof to the extent permitted by Section 11.1 hereof.

         Section 9 Nature of Business. The Borrowers will not, and will not permit any Guarantor to, engage in any business other than the businesses in which they are engaged as of the date hereof and other businesses reasonably related thereto.

         Section 10 Environmental Protection. If, as a result thereof, a Material Adverse Effect could be reasonably be expected to result therefrom, the Borrowers will not, and will not permit any Guarantor to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material except in compliance with Environmental Law, (b) generate any Hazardous Material except in compliance with Environmental Law, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which any Borrower or any of the Subsidiaries would be responsible.

         Section 11 Accounting. The Borrowers will not, and will not permit any of their respective Subsidiaries to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to the Agent, the Banks and the Issuing Banks, or (b) in tax reporting treatment, except as required by law and disclosed to the Agent, the Banks and the Issuing Banks.

         Section 12       Contracts.

         The Borrowers will not, and will not permit any Guarantor to, assign the rights to payment under a geophysical or seismic service contract to any Person, other than to the Agent.

                                 ARTICLE XII

                             Financial Covenants

         The Borrowers jointly and severally covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder or the Issuing Bank has any obligation to issue Letters of Credit hereunder or any Letter of Credit Liabilities exist, the Borrowers jointly and severally will observe and perform the following financial covenants:

         Section 1 Consolidated Tangible Net Worth. Digicon will maintain Consolidated Tangible Net Worth, in an amount not less than $64,000,000 less expenses and asset writedowns incurred or made, as applicable, in connection with the Combination and other mergers permitted under Section 11.3, from the date hereof throughout the remainder of the term of this Agreement.

         Section 2 Cash Flow Coverage Ratio. Digicon and its Subsidiaries will at all times maintain on a consolidated basis a Cash Flow Coverage Ratio, calculated quarterly as at the end of each January, April, July and October, of at least 1.30 to 1.00.

         Section 3 Funded Debt to Capitalization Ratio. Digicon and its Subsidiaries will at all times maintain on a consolidated basis a Funded Debt to Capitalization Ratio, calculated quarterly as at the end of each January, April, July and October, of not greater than 0.50 to 1.00 from the date hereof throughout the remaining term of this Agreement.

         Section 4        Capital Expenditures.  Digicon will not
permit the aggregate capital expenditures, calculated on a consolidated basis, of Digicon and the Subsidiaries to exceed $25,000,000 during any fiscal year of Digicon plus amounts financed through equity offering proceeds received after the date hereof during such fiscal year.

         Section 5 Current Ratio. Digicon and its Subsidiaries will at all times maintain a minimum Current Ratio, calculated quarterly as of the end of each January, April, July and October, of at least 1.15 to 1.00.

         Section 6 Renegotiation. Upon the completion of any merger or acquisition involving at least $25,000,000, including without limitation, the Combination, the financial covenants in this Article XII shall be renegotiated as agreed among the Borrowers and the Agent. If the Borrowers and the Agent do not agree on new financial covenants within 30 days of the Combination or any merger or acquisition, the Revolving Credit Commitments and the Term Loan Commitments shall terminate 180 days thereafter, and the Revolving Credit Advances and the Term Loan Advances shall automatically become due in each case 180 days after such merger, acquisition or Combination. The Borrowers jointly and severally agree to repay the Revolving Credit Notes and the Term Notes in full on or before the expiration of such 180 day period and deposit with and pledge to the Agent cash or cash equivalent investments in an amount equal to outstanding Letter of Credit Liabilities on such date.

                                ARTICLE XIII

                                   Default

         Section 1 Events of Default. Each of the following shall be deemed an "Event of Default":

                 (a) The Borrowers shall fail to pay any interest or principal portion of the Obligations when due or any other portion of the Obligations within five days after notice from the Agent or any Bank.

                 (b) Any representation or warranty made or deemed made by any Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                 (c) Any Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 10.1(i), Article XI or Article XII of this Agreement.

                 (d) Any Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement (other than the covenants, agreements and terms the subject of Sections 13.1(a) or 13.1(c) above) or any other Loan Document and such failure shall continue unremedied for a period ended on the earlier to occur of (i) 15 days after notice from the Agent or any Bank and (ii) the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or any other employee serving in a comparable capacity (regardless of title) of any Borrower or any Guarantor obtains knowledge thereof.

                 (e) Any Borrower or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

                 (f) An involuntary proceeding shall be commenced against any Borrower or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of 60 days.

                 (g) Any Borrower or any Obligated Party shall fail to discharge within a period of 30 days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $1,000,000 against any of its assets or properties.

                 (h) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered by a court or courts against any Borrower, any of its Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                 (i) Any Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof.

                 (j) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or any Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

                 (k) The Consolidated Net Income of Digicon for any two consecutive calendar quarters shall be negative (i.e., a loss) and 15 days shall have expired since the requested time for delivery of the financial statements reflecting such loss; provided that for the fiscal quarter during which the Combination is consummated, expenses related to the Combination and writedowns (determined in accordance with GAAP) shall be excluded from the computation of Consolidated Net Income for the purposes of this sub-section.

                 (l) The Consolidated Net Income of Digicon for any fiscal year shall be negative (i.e., a loss) and 15 days shall have expired since the requested time for delivery of the financial statements reflecting such loss; provided that for fiscal year end 1996, Merger related expenses and writedowns (determined in accordance with GAAP) shall be excluded from the computation of Consolidated Net Income for the purposes of this sub-section.

                 (m) Any Borrower, any of its Subsidiaries, or any Obligated Party, or any of their properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within 30 days from the date of entry thereof.

         Section 2        Remedies Upon Default.  If any Event of
Default shall occur and be continuing, the Agent may (and if directed by Required Banks, shall) without notice terminate the Commitments and declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that upon the occurrence of an Event of Default under Section 13.1(e) or Section 13.1(f), the Commitments shall automatically terminate, and the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrowers. Except as otherwise set forth herein, if any Event of Default shall occur and be continuing, the Agent may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

         Section 3 Letters of Credit. If any Event of Default shall occur and be continuing, Borrower shall, if requested by the Agent, immediately deposit with and pledge to the Agent cash or cash equivalent investments in an amount equal to outstanding Letter of Credit Liabilities.

         Section 4 Performance by the Agent. If any Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, the Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of such Borrower. In such event, the Borrowers shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent, the Issuing Bank nor any Bank shall have any liability or responsibility for the performance of any obligation of any Borrower under this Agreement or any other Loan Document.

                                 ARTICLE XIV

                                  The Agent

         Section 1 Appointment, Powers and Immunities. In order to expedite the various transactions contemplated by this Agreement, the Banks and the Issuing Bank hereby irrevocably appoint and authorize Agent to act as their Agent hereunder and under each of the other Loan Documents. Agent consents to such appointment and agrees to perform the duties of the Agent as specified herein. The Banks and the Issuing Bank authorize and direct the Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Agent for the Banks and the Issuing Bank, together with such rights and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized to act as the Agent on behalf of itself, the other Banks and the Issuing Bank:

                 (a) To receive on behalf of each of the Banks, the Issuing Bank and the Agent any payment of principal, interest, fees or other amounts paid pursuant to this Agreement and the Notes and to distribute to each Bank, the Issuing Bank and the Agent, or any or some of them its share of all payments so received as provided in this Agreement;

                 (b) To receive all documents and items to be furnished under the Loan Documents;

                 (c) To act as nominee for and on behalf of the Banks, the Issuing Bank and the Agent in and under the Loan Documents;

                 (d) To arrange for the means whereby the funds of the Banks are to be made available to the Borrower;

                 (e) To distribute to the Banks and the Issuing Bank information, requests, notices, payments, prepayments, documents and other items received from the Borrower, the other Obligated Parties, and other Persons;

                 (f) To execute and deliver to the Borrower, the other Obligated Parties, and other Persons, all requests, demands, approvals, notices, and consents received from the Banks and the Issuing Bank;

                 (g) To the extent permitted by the Loan Documents, to exercise on behalf of itself, each Bank and the Issuing Bank all rights and remedies of Banks upon the occurrence of any Event of Default;

                 (h) To accept, execute, and deliver any security documents as the secured party, including, without limitation all UCC financing statements; and

                 (i) To take such other actions as may be requested by Required Banks.

         Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Bank or the Issuing Bank; (iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by Required Banks; (iv) shall not be responsible to the Banks or the Issuing Bank for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (v) may consult with legal counsel (including counsel for the Borrowers), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the

Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

         Section 2 Rights of Agent as a Bank. With respect to its Commitment, the Advances made by it and the Notes issued to it, Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent or the Issuing Bank and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Banks or the Issuing Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of business with the Borrowers, any of their Subsidiaries, any other Obligated Party, and any other Person who may do business with or own securities of any of the Borrowers, any Subsidiary, or any other Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Banks or the Issuing Bank.

         Section 3 Sharing of Payments, Etc. If any Bank shall obtain any payment of any principal of or interest on any Advance made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by any Borrower or any other Obligated Party to such Bank, whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, in excess of its pro rata share, such Bank shall promptly purchase from the other Banks participations in the Advances held by them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of the other Banks in accordance with its pro rata portion thereof. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Advances made by the other Banks may exercise all rights of setoff, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Advances to such Borrower in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Borrower.

         Section 4        INDEMNIFICATION.  THE BANKS HEREBY AGREE TO
INDEMNIFY THE AGENT FROM AND HOLD THE AGENT AND THE ISSUING BANK HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 15.1 AND 15.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWERS UNDER SECTIONS 15.1 AND 15.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR

NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT OR THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT OR THE ISSUING BANK UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S OR THE ISSUING BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE AGENT AND THE ISSUING BANK SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT OR THE ISSUING BANK. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE THE AGENT AND THE ISSUING BANK PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE AGENT OR THE ISSUING BANK IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT OR THE ISSUING BANK IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWERS.

         Section 5 Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on the Agent, the Issuing Bank, or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Issuing Bank, or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers or any Obligated Party of this Agreement or any other Loan Document or to inspect the properties or books of the Borrowers or any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide the Issuing Bank, or any Bank with any credit or other financial information concerning the affairs, financial condition or business of the Borrowers or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

         Section 6 Several Commitments. The Commitments and other obligations of the Banks under this Agreement are several. The default by any Bank in making an Advance in accordance with its Commitment shall not relieve the other Banks of their obligations under this Agreement. In the event of any default by any Bank in making any Advance, each nondefaulting Bank shall be obligated to make its Advance but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. In no event shall any Bank be required to advance an amount or amounts which shall in the aggregate exceed such Bank's Commitment. No Bank shall be responsible for any act or omission of any other Bank.

         Section 7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by Required Banks. Upon any such resignation or removal, Required Banks (with the consent of Digicon, with consent will not be unreasonably withheld) will have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this Article XIV shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.


         Section 8        Partial Releases. So long as no Event of
Default (or event which, with the giving of notice or the passage of time or both, would constitute an Event of Default) has occurred and is continuing, the Agent (on behalf of itself, the Issuing Bank and the Banks) shall release its security interest in any item or items sold or otherwise disposed of in a transaction permitted hereby, and hereby agrees to execute such partial releases and other statements or agreements as the Borrowers shall reasonably request and at the Borrower's expense to evidence the release of Agent's security interest therein.

                                  ARTICLE XV

                                Miscellaneous

         Section 1 Expenses. The Borrowers hereby jointly and severally agree to pay on demand: (a) all reasonable costs and expenses of the Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent, the Issuing Bank and/or the Banks, (b) all reasonable costs and expenses of the Agent, the Issuing Bank and/or the Banks in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent, the Issuing Bank and/or the Banks, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document, and (e) all other reasonable costs and expenses incurred by the Agent, the Issuing Bank and/or the Banks in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, and other charges incurred in connection with obtaining audit, or appraisal in respect of the Collateral.

         SECTION 2        INDEMNIFICATION.  THE BORROWERS JOINTLY AND
SEVERALLY SHALL INDEMNIFY EACH OF THE AGENTS, THE ISSUING BANK, AND THE BANKS AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY ANY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF ANY BORROWER OR ANY SUBSIDIARY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES,

LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON, BUT NOT SUCH PARTIES' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         Section 3 Limitation of Liability. Neither the Agent, the Issuing Bank or the Banks nor any Affiliate, officer, director, employee, attorney, or agent of the Agent, the Issuing Bank or the Banks shall have any liability with respect to, and the Borrowers hereby waive, release, and agree not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by any Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrowers hereby waive, release, and agree not to sue the Agent, the Issuing Bank or the Banks or any of such Person's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Nothing contained in this Section shall affect the rights of the Borrowers to collect actual damages awarded to them against any of the Agents, the Issuing Bank, the Banks or any Affiliate of any of the foregoing Persons.

         Section 4        No Duty.  All attorneys, accountants,
appraisers, and other professional Persons and consultants retained by any of the Agent, the Issuing Bank or the Banks shall have the right to act exclusively in the interest of such Persons and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrowers or any of the Borrowers' shareholders or any other Person.

         Section 5        Lender Not Fiduciary.  The relationship
between the Borrowers, on one hand, and the Agent, the Issuing Bank and the Banks, on the other hand, is solely that of debtor and creditor, and no such Person has any fiduciary or other special relationship with the Borrowers, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrowers and such Persons to be other than that of debtor and creditor.

         Section 6 Equitable Relief. The Borrowers recognize that in the event the Borrowers fail to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Agent, the Issuing Bank and the Banks. The Borrowers therefore agree that the Agent, the Issuing Bank and the Banks, if any of such Persons so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 7 No Waiver; Cumulative Remedies. No failure on the part of any of the Agent, the Issuing Bank or the Banks to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 8        Successors and Assigns.

                 (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Agent and all of the Banks. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Advances owing to it); provided, however, that (i) such Bank's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrowers for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any increase of such Bank's Commitments, (B) any reduction of the principal amount of, or interest to be paid on, the Advances of such Bank, (C) any reduction of any commitment fee or other amount payable to such Bank under any Loan Document, or (D) any postponement of any date for the payment of any amount payable in respect of the Advances of such Bank.

                 (b) The Borrowers and each of the Banks agree that any Bank (the "Assigning Bank") may, with the Agent's consent and unless an Event of Default has occurred, the Borrowers' consent, which consent of the Borrowers shall not be unreasonably withheld or delayed, at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments and Advances) (each an "Assignee"); provided, however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the Assigning Bank's Commitments, rights and obligations under this Agreement and the other Loan Documents,
         (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitments of the Assigning Bank being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Notes subject to such assignment, and a processing and recordation fee of $3,500 to be paid by the

         Assignee. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents and (y) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto).

                 (c) By executing and delivering an Assignment and Acceptance, the Bank that is an assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, and enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any Obligated Party or the performance or observance by the Borrowers or any Obligated Party of its obligations under the Loan Documents; (iii) such assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in Section 9.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent or such assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents;
         (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

                 (d) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent, the Issuing Bank and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrowers, the Issuing Bank or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Upon its receipt of an Assignment and Acceptance executed by an Assigning Bank and assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form satisfactory to the Agent in its sole discretion,
         (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the Borrowers, at their expense, shall execute and deliver to the Agent in exchange for the surrendered Notes, new Notes to the order of such Eligible Assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the Assigning Bank has retained a portion of its Commitments, new Notes to the order of the Assigning Bank in an amount equal to the Commitments retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Notes, shall be dated the last interest payment date prior to the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of the appropriate Notes initially issued pursuant hereto with appropriate changes.

                 (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Bank by or on behalf of the Borrower or its Subsidiaries.

         Section 9 Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by any of the Agent, the Issuing Bank or the Banks or any closing shall affect the representations and warranties or the right of any such Person to rely upon them. Without prejudice to the survival of any other obligation of the Borrowers hereunder, the obligations of the Borrowers under Article VI and Sections 15.1 and 15.2 shall survive repayment of the Notes and termination of the Commitments.

         SECTION 10       ENTIRE AGREEMENT; AMENDMENT.  THIS AGREEMENT,
THE NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR

DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH ANY OF THE BORROWERS IS A PARTY MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO.

         Section 11 Maximum Interest Rate. No provision of this Agreement or any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrowers nor the sureties, guarantors, successors, or assigns of the Borrowers shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any of the Agent, the Issuing Bank or the Banks ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes; and, if the principal of the Notes has been paid in full, any remaining excess shall forthwith be paid to the Borrowers. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrowers and the Agent, the Issuing Bank and the Banks shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest,
(b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate.

         Section 12       Notices.  All notices and other
communications provided for in this Agreement and the other Loan Documents to which any of the Borrowers is a party shall be given or made by telex, telegraph, telecopy, cable, or in writing and telexed, telecopied, telegraphed, cabled, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Articles II, III and IV shall not be effective until received by the Agent.

         SECTION 13       GOVERNING LAW; VENUE; SERVICE OF PROCESS.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN HARRIS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN HARRIS COUNTY, TEXAS. SUBJECT TO SECTION 15.20, ANY ACTION OR PROCEEDING

AGAINST THE BORROWERS UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS. THE BORROWERS HEREBY IRREVOCABLY (A) SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. THE BORROWERS AGREE THAT SERVICE OF PROCESS UPON THEM MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT THEIR ADDRESSES SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 15.12. NOTHING HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF THE AGENT, THE ISSUING BANK OR THE BANKS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR, SUBJECT TO SECTION 15.20, SHALL LIMIT THE RIGHT OF SUCH PERSONS TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWERS OR WITH RESPECT TO ANY OF THEIR RESPECTIVE PROPERTY IN COURTS IN OTHER JURISDICTIONS. SUBJECT TO SECTION 15.20, ANY ACTION OR PROCEEDING BY THE BORROWERS AGAINST ANY OF THE AGENT, THE ISSUING BANK OR THE BANKS SHALL BE BROUGHT ONLY IN A COURT LOCATED IN HARRIS COUNTY, TEXAS.

         Section 14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 15       Severability.  Any provision of this
Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 16       Headings.  The headings, captions, and
arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 17 Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

         Section 18 Construction. The Borrowers and the Agent, the Issuing Bank and the Banks acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrowers, the Agent, the Issuing Bank and the Banks.

         Section 19 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         SECTION 20       ARBITRATION PROGRAM.  THE PARTIES AGREE TO BE
BOUND BY THE TERMS AND CONDITIONS OF THE CURRENT ARBITRATION PROGRAM OF THE AGENT, WHICH IS INCORPORATED HEREIN BY REFERENCE AND ACKNOWLEDGED AS RECEIVED BY THE PARTIES, PURSUANT TO WHICH ANY AND ALL DISPUTES SHALL BE RESOLVED BY MANDATORY BINDING ARBITRATION UPON THE REQUEST OF ANY PARTY. A TRUE AND CORRECT COPY OF SUCH PROGRAM HAS BEEN FURNISHED TO DIGICON.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                             BORROWERS:
                             ---------

                             DIGICON INC., a Delaware corporation



                             By: /s/ ALLAN C. POGACH
                                ---------------------------------------------
                                      Allan C. Pogach
                                      Vice President and Treasurer

                             Address for Notices:
                             3701 Kirby Drive, Suite 112
                             Houston, Texas  77098
                             Fax No.:  (713) 630-4456
                             Telephone No.:  (713) 526-5611
                             Attention:  Allan C. Pogach

                             DIGICON GEOPHYSICAL CORP., a Delaware corporation



                             By: /s/ ALLAN C. POGACH
                                -----------------------------------------------
                                      Allan C. Pogach
                                      Vice President and Treasurer

                             Address for Notices:
                             3701 Kirby Drive, Suite 112
                             Houston, Texas 77098
                             Fax No.:  (713) 630-4456
                             Telephone No.:  (713) 526-5611
                             Attention:  Allan C. Pogach

                             DIGICON/GFS INC., a Mississippi corporation



                             By: /s/ ALLAN C. POGACH
                                ----------------------------------------------
                                      Allan C. Pogach
                                      Vice President and Treasurer

                             Address for Notices:
                             3701 Kirby Drive, Suite 112
                             Houston, Texas  77098
                             Fax No.: (713) 630-4456
                             Telephone No.:  (713) 526-5611
                             Attention:  Allan C. Pogach

                             DIGICON GEOPHYSICAL LIMITED, a company
                             organized under the laws of England and Wales



                             By: /s/ ALLAN C. POGACH
                                -----------------------------------------------
                                      Allan C. Pogach
                                      Vice President and Treasurer

                             Address for Notices:
                             3701 Kirby Drive, Suite 112
                             Houston, Texas  77098
                             Fax No.:  (713) 630-4456
                             Telephone No.:  (713) 526-5611
                             Attention:  Allan C. Pogach

                             DIGICON EXPLORATION, LTD., a Delaware corporation


                             By: /s/ ALLAN C. POGACH
                                -----------------------------------------------
                                      Allan C. Pogach
                                      Vice President and Treasurer

                             Address for Notices:
                             3701 Kirby Drive, Suite 112
                             Houston, Texas 77098
                             Fax No.:  (713) 630-4456
                             Telephone No.:  (713) 526-5611
                             Attention:  Allan C. Pogach

                             AGENT:
                             -----

                             WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION



                             By: /s/ RANDALL S. WADE
                                -----------------------------------------------
                                      Randall S. Wade
                                      Banking Officer

                             Address for Notices:
                             1000 Louisiana
                             Houston, Texas 77002
                             Fax No.:  (713) 250-7031
                             Telephone No.:  (713) 250-7240
                             Attention:  Marc A. Dunmire


                             ISSUING BANK:
                             ------------

                             WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION



                             By: /s/ RANDALL S. WADE
                                -----------------------------------------------
                                      Randall S. Wade
                                      Banking Officer

                             Address for Notices:
                             1000 Louisiana
                             Houston, Texas 77002
                             Fax No.:  (713) 250-7031
                             Telephone No.:  (713) 250-7240
                             Attention:  Marc A. Dunmire

                                           BANKS:
                                           -----

                                           WELLS FARGO BANK (TEXAS), NATIONAL
                                           ASSOCIATION



Revolving Credit Commitment:  $15,000,000  By: /s/  RANDALL S. WADE
- ---------------------------                   ---------------------------------
Term Loan Commitment:  $6,000,000                   Randall S. Wade
- --------------------
                                                    Banking Officer

                                           Address for Notices:
                                           1000 Louisiana
                                           Houston, Texas 77002
                                           Fax No.:  (713) 250-7031
                                           Telephone No.:  (713) 250-7240
                                           Attention:  Marc A. Dunmire

                                   APPENDIX A
                 to Credit Agreement dated July ___, 1996 among
           Digicon Inc., Digicon Geophysical Corp., Digicon/GFS Inc.,
    Digicon Geophysical Limited and Digicon Exploration, Ltd., as Borrowers,
        Wells Fargo Bank (Texas), National Association as Agent, and the
                      Issuing Bank and Banks named therein


         Reference to Sections and Articles are to Sections and Articles in the Agreement. As used in the Agreement, the following terms have the following meanings:

                 "Advance" means, as applicable, any of a Revolving Credit Advance or a Term Loan Advance.

                 "Advance Request Form" means, as applicable, any of a Revolving Credit Advance Request Form, a Term Loan Advance Request Form or a Credit Request.

                 "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds 25% or more of any class of voting stock of such Person; or (c) 25% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall any of the Agent, the Issuing Bank and the Banks be deemed an Affiliate of Digicon or any of its Subsidiaries.

                 "Applicable Lending Office" means as to each Bank the office located at the address shown on the signature pages hereto for such Bank or on the signature pages of an Assignment and Acceptance, as the case may be.

                 "Applicable Rate" means: (a) for any Revolving Credit Advance, the sum of the Prime Rate plus 1/4%; and (b) for any Term Loan Advance, the sum of the Prime Rate plus 3/4%.

                 "Assignee" has the meaning assigned to it in Section 15.8(b).

                 "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.





Appendix A                             1

                 "Borrowing Base" means, at any particular time, an amount equal to the sum of (a) 80% of Eligible Domestic/Domestic Accounts, plus (b) 70% of Eligible Domestic/Foreign Accounts, plus (c) 50% of Eligible Foreign/Foreign Accounts; provided that all accounts not payable in Dollars shall be calculated at the applicable Exchange Rate.

                 "Borrowing Base Report" means a borrowing base report in substantially the form of Exhibit "E" attached hereto, properly completed and delivered or to be delivered to the Agent pursuant to this Agreement.

                 "Business Day" means any day on which commercial banks are not authorized or required to close in Houston, Texas.

                 "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                 "Cash Flow Coverage Ratio" means as to any Person, at any date
         (a) EBITDA for the 12-month period ended on such date (i) minus Cash Taxes for such period, (ii) minus Dividends for such period, and
         (iii) plus Non-Cash Charges for such period, divided by (b) the sum of
         (i) Current Maturities as of such date and (ii) Interest Expense for such period.

                 "Cash Taxes" means the sum of all cash income taxes paid or required to be paid during the period in question, as determined in accordance with GAAP applied consistently, with respect to any Person.

                 "Charge Debenture (Malaysia)" means a charge debenture of Guarantor in favor of the Agent, in substantially the form of Exhibit "B-2" attached hereto, as the same may be amended, supplemented or modified from time to time.

                 "Charge Debenture (U.K.)" means a charge debenture of Geophysical Limited in favor of the Agent, in substantially the form of Exhibit "B-3" attached hereto with appropriate completions, as the same may be amended, supplemented or modified from time to time.

                 "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

                 "Collateral" has the meaning specified in Section 7.1.





Appendix A                                 2

                 "Combination" means the consummation of the combination of Digicon with Veritas Energy Services Inc. as substantially described in that certain Joint Management Informational Circular and Proxy Statement With Respect To An Arrangement Involving Digicon Inc. And Veritas Energy Services Inc. dated June 27, 1996.

                 "Commitment" means, as applicable, any of the Revolving Credit Commitments, or the Term Loan Commitments.

                 "Compliance/Certificate of No Default" means a certificate, in substantially the form of Exhibit "F" attached hereto, properly completed and signed by the Borrowers in connection with Section 10.1(c).

                 "Consolidated Current Assets" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of Digicon and the Subsidiaries.

                 "Consolidated Current Liabilities" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of Digicon and the Subsidiaries.

                 "Consolidated Liabilities" means, at any particular time, all amounts which, in conformity with GAAP, would be included as liabilities on a consolidated balance sheet of Digicon and the Subsidiaries.

                 "Consolidated Net Income" means, for any period, the consolidated net income (or loss) after income and franchise taxes determined in conformity with GAAP of Digicon and the Subsidiaries, but excluding: (a) the income of any other Person (other than the Subsidiaries) in which Digicon or any of the Subsidiaries has an ownership interest, unless and except to the extent received by such Person or its Subsidiaries in a cash distribution; and (b) to the extent not included in clause (a) above, any after tax extraordinary noncash gains or extraordinary noncash losses.

                 "Consolidated Tangible Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as Stockholders' Equity on a consolidated balance sheet of Digicon and the Subsidiaries; provided, however, there shall be excluded therefrom intangible assets (other than the Data Library), including: (a) any amount at which shares of capital stock of Digicon appear as an asset on Digicon's balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, and (c) loans (to the extent that such are not fully secured) to any stockholder, director, officer, or employee of Digicon or any Affiliate of Digicon.





Appendix A                           3

                 "Contingent Liabilities" means, as applied to any Person, those direct or indirect liabilities of that Person (other than non-monetary performance obligations) which in conformity with GAAP, would be included as liabilities of that Person on a consolidated balance sheet of Digicon and the Subsidiaries, with respect to any Debt, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Contingent Liabilities shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liabilities are made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Digicon in good faith.

                 "Credit Request" has the meaning ascribed to it in Section 4.2 hereof.

                 "Current Maturities" means as to any Person, at any date, the current maturities of Funded Debt (other than Revolving Credit Advances) determined in accordance with GAAP applied consistently.

                 "Current Ratio" means, at any particular time, the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

                 "Data Library" means all of each of Borrowers' and the Guarantor's library of proprietary seismic reports and other data.

                 "Debt" means as to any Person at any time (without duplication as to such Person and as to such Person's Subsidiaries): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 120 days or which are being contested in good faith and for which adequate reserves have been established, (d) all Capital Lease Obligations of such Person, (e) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances,





Appendix A                              4
         surety or other bonds and similar instruments, (g) all liabilities of such Person in respect of unfunded vested benefits under any Plan, and
         (h) all Contingent Liabilities.

                 "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

                 "Default Rate" means the lesser of (a) the Applicable Rate plus three percent (3%) and (b) the Maximum Rate.

                 "Digicon (Malaysia)" means Digicon (Malaysia) Sdn. Bhd., a company organized under the laws of the Federation of Malaysia.

                 "Dividends" means as to any Person, for any period, dividends or other payments or distributions (in cash, property or obligations) paid or made, as applicable, on account of the capital stock of such Person, determined in accordance with GAAP applied consistently to any Person other than Digicon or one of the Subsidiaries.

                 "Dollars" and "$" mean lawful money of the United States of America.

                 "Domestic Lockbox" means a lockbox established pursuant to any Domestic Lockbox Agreement.

                 "Domestic Lockbox Account" means a segregated account or accounts established in the name of the Agent maintained at its Principal Office into which all of Digicon's, Geophysical Corp.'s, GFS's and Exploration's receivables will be deposited pursuant to a Domestic Lockbox Agreement, with the Agent having the right to apply the same to the Obligations after an Event of Default has occurred and is continuing.

                 "Domestic Lockbox Agreement" means the standard lockbox agreement then called for pursuant to the Agent's standard Cash Management Terms and Conditions, as the same may be amended, modified or supplemented from time to time.

                 "EBITDA" means as to any Person, for any period, the sum of the Consolidated Net Income for such period, Interest Expense, Cash Taxes and Non-Cash Charges to the extent deducted from Consolidated Net Income in such period.

                 "Eligible Assignee" means any commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund, or other financial institution (whether a corporation, partnership, or other entity) acceptable to the Agent, and having combined capital and surplus of at least $500,000,000.





Appendix A                             5

                 "Eligible Domestic/Domestic Accounts" means, at any time, all aggregate accounts receivable of the Borrowers other than Geophysical Limited and Exploration that are created in the ordinary course of business and satisfy the following minimum conditions:

(a) The account complies with all applicable laws, rules, and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

(b) The account has not been outstanding for more than 90 days past the original due date of the related invoice and 120 days have not expired since the date of the related invoice;

(c) The account was created in connection with (i) the sale of goods by such Person in the ordinary course of business and such sale has been consummated and such goods have been shipped and delivered to and received by the account debtor, or (ii) the performance of services by such Person in the ordinary course of business and such services have been completed and accepted by the account debtor;

(d) The account arises from an enforceable contract, the performance of which either (i) has been completed by such Person, or (ii) has been partially completed with respect to accounts which give rise to progress payments; provided that only that portion of such account for which performance has been completed is eligible;

(e) The account does not arise from the sale of any goods that is on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment, or any other repurchase or return basis;

(f) Such Person has good and indefeasible title to the account and the account is not subject to any Lien except perfected first priority Liens in favor of the Agent;

(g) The account is not subject to any "contra-account", setoff, counterclaim, defense, dispute, recoupment, or adjustment other than normal discounts for prompt payment; provided, however, that so long as the account debtor is not refusing or failing timely to pay the balance of the amounts owed by it to such Person with respect to the subject account, then there shall be excluded from eligibility only that portion of the subject account that is the subject of such "contra-account," set off, counterclaim, defense, dispute, recoupment or adjustment;

(h) The account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

(i)      The account is not evidenced by chattel paper or an instrument;





Appendix A                             6

(j) The account debtor has not retained or refused to retain, or otherwise notified such Person of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the account arose; provided, however, that so long as the account debtor is not refusing or failing timely to pay the balance of the amounts owed by it to such Person with respect to the subject account or other accounts, then there shall be excluded from eligibility only that portion of the subject account that is subject of such retention, refusal, notice or claim;

(k) The account is not owed by an Affiliate of such Person or any employee of such Person or of any such Affiliate;

(l)      The account is payable in Dollars by the account debtor;

(m) The account shall be ineligible if more than 25% of the aggregate balances then outstanding on accounts owed by such account debtor and its Affiliates to such Person are more than 120 days past due from the due dates of their original invoices or if more than 150 days have expired from the dates of the original invoices;

(n) The account shall be ineligible if the account debtor is the United States of America, any state or municipality, or any department, agency, or instrumentality of the foregoing;

(o) The account shall be ineligible if the account is owed by an account debtor not a resident of the United States of America;

(p) That portion of the aggregate amount of accounts owed by any one account debtor which is in excess of 20% of the then aggregate amount of all Eligible Domestic/Domestic Accounts, Eligible Domestic/Foreign Accounts and Eligible Foreign/Foreign Accounts shall be ineligible;

(q) Accounts which arise out of or are bill and holds, retentions and prebillings shall be ineligible;

(r) The account has not been otherwise determined by the Agent in its reasonable discretion to be ineligible because of the credit worthiness of the account debtor; and

(s)      The account is subject to a first priority Lien in favor of the Agent.

                 "Eligible Domestic/Foreign Accounts" means, at any time, all aggregate accounts of the Borrowers other than Geophysical Limited and Exploration, that (a) are created in the ordinary course of business and which would constitute Eligible Domestic/Domestic Accounts according to the definition thereof in this Appendix A but for either or both of the requirements set forth at paragraph (o) of such definition that such account is not eligible if it is owed by an account debtor not resident in the United States and at paragraph (l) of such definition that such account is not eligible if it is not payable in Dollars, and (b) if such accounts are governed by the law of a jurisdiction other than one of the states of the United States,
         (i) are not subject to contractual restrictions of the rights to payment thereunder, or





Appendix A                             7

         (ii) the applicable Borrower has obtained written consent to its assignment of the rights to payment thereunder from the account debtor and has provided a copy thereof to the Agent, or (iii) the Agent has received satisfactory legal advice that such restrictions are unenforceable.

                 "Eligible Foreign/Foreign Accounts" means, at any time, all aggregate accounts of Geophysical Limited, Exploration and Guarantor, that (a) are created in the ordinary course of business and which would constitute Eligible Domestic/Domestic Accounts according to the definition thereof set forth in this Appendix A but for any or all of the requirements that (i) the account be owed to a Borrower other than Geophysical Limited and Exploration, (ii) the account be payable in Dollars, (iii) the account be owed by an account debtor resident in the United States of America, and (b) if such accounts are governed by the law of a jurisdiction other than one of the States of the United States or England (i) are not subject to contractual restrictions of the rights to payment thereunder, or (ii) the applicable Borrower or the Guarantor, as applicable, has obtained written consent to the assignment of the rights to payment thereunder from the account debtor and has provided the Agent with a copy thereof, or (iii) the agent has received satisfactory legal advice that such restrictions are unenforceable.

                 "Environmental Laws" means any and all foreign, federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as such laws, regulations, and requirements may be amended or supplemented from time to time.

                 "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.





Appendix A                             8

                 "ERISA Affiliate" means any corporation or trade or business which is or has been a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Borrower or is or has been under common control (within the meaning of Section 414(c) of the Code) with any Borrower.

                 "Euroseis" means Euroseis, Inc., a Delaware corporation.

                 "Event of Default" has the meaning specified in Section 13.1.

                 "Exchange Rate" means and refers to the nominal rate of exchange available to Agent in a chosen foreign exchange market for the purchase by Agent at __________, Houston, Texas time, _____ Business Day prior to any date of determination, expressed as the number of units of such currency per one Dollar.

                 "Federal Funds Rate" means, for any day, the rate per annum, (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

                 "Funded Debt" means, at any time, the aggregate obligations of Digicon and its Subsidiaries (determined on a consolidated basis) for Debt for borrowed money and the deferred purchase price of property, including, without limitation, Capital Lease Obligations.

                 "Funded Debt to Capitalization Ratio" means, at any time, the ratio of (a) Funded Debt (other than Subordinated Debt) to (b) the sum of (i) Funded Debt plus (ii) Stockholders Equity plus (iii) Subordinated Debt.

                 "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.





Appendix A                             9

                 "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

                 "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation or indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Guarantors" means Digicon (Malaysia) and Euroseis, and "Guarantor" means any one of the Guarantors.

                 "Guaranty" means a guaranty of each of Euroseis and Digicon (Malaysia) in favor of the Agent, in substantially the form attached hereto as Exhibit "C" with appropriate completions, as the same may be amended, supplemented, or modified from time to time and Guaranties means more than one Guaranty.

                 "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

                 "Interest Expense" means the sum of all cash interest expense paid or required by its terms to be paid during the period in question, as determined in accordance with GAAP applied consistently, with respect to the Funded Debt of a Person or any portion thereof.

                 "Letter of Credit" means a Letter of Credit issued pursuant to
         Article IV of the Agreement and "Letters of Credit" means more than one Letter of Credit.

                 "Letter of Credit Agreements" means the application and letter of credit agreements and other documents, if any, then required by the Issuing Bank now or hereafter executed by the Borrower, such agreements to be on the Issuing Bank's standard form (with such changes thereto as the Borrower and the Issuing Bank may agree from time to time) and completed in form and substance satisfactory to the Issuing Bank.





Appendix A                             10

                 "Letter of Credit Liabilities" means, at any time, the aggregate undrawn face amounts of all outstanding Letters of Credit in Dollars calculated at the applicable Exchange Rate.

                 "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

                 "Loan Documents" means this Agreement and all promissory notes, security agreements, deeds of trust, assignments, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

                 "Lockbox" means any U.K. Lockbox or Domestic Lockbox.

                 "Lockbox Account" means any U.K. Lockbox Account or Domestic Lockbox Account.

                 "Lockbox Agreement" means any U.K. Lockbox Agreement or Domestic Lockbox Agreement.

                 "Material Adverse Effect" means (a) a material adverse effect on (i) the business, operations, property, condition (financial or otherwise) or prospects of the Borrowers and the Guarantor, taken as a whole, (ii) the ability of the Borrowers and the Guarantor, taken as a whole, to perform their respective obligations under this Agreement or any of the other Loan Documents, or (iii) the validity or enforceability of this Agreement or any of the other Loan Documents, or the rights or remedies of the Agent, the Banks or the Issuing Bank hereunder or thereunder or (b) civil or criminal liability for the Agent or the Banks under Environmental Laws.

                 "Maximum Rate" means, at any time, the maximum rate of interest under applicable law that the Agent, the Issuing Bank and the Banks, as applicable, may charge the Borrowers. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrowers at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, Article 5069-1.04, Vernon's Texas Civil Statutes.





Appendix A                             11

                 "Monthly Payment Date" means the last day of each calendar month of each year, the first of which shall be the first such day after the date of this Agreement.

                 "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by any Borrower or any predecessor thereto or any ERISA Affiliate and which is covered by Title IV of ERISA.

                 "Non-Cash Charges" means as to any Person, for any period, depreciation, amortization and other non-cash charges (including amortization of the capitalized balance of the Data Library), determined in accordance with GAAP applied consistently.

                 "Notes" collectively means the Revolving Credit Notes and the Term Notes and "Note" means any one of the Notes.

                 "Obligated Party" means Guarantor or any other Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

                 "Obligations" means all obligations, indebtedness, and liabilities of any and all of the Borrowers to the Agent, the Issuing Banks and the Banks, or any of some of them, arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of the Borrowers under this Agreement and the other Loan Documents (including, without limitation, all of Borrowers' contingent reimbursement obligations in respect of Letters of Credit), and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

                 "Payor" has the meaning assigned to it in Section 5.6.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

                 "Permitted Liens" has the meaning assigned to it in Section
         11.2.

                 "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

                 "Plan" means any employee benefit or other plan established or maintained by any Borrower or any ERISA Affiliate.

                 "Prime Rate" means the variable per annum rate of interest then most recently announced by the Agent as its "prime rate", with the understanding that the Agent's "prime





Appendix A                             12
         rate" may be one of several base rates and serves as a basis upon which effective rates of interest from time to time are calculated by making reference thereto and may not be the lowest rate of the Agent's base rates. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect without notice to the Borrowers at the time of such change in the Prime Rate.

                 "Principal Office" means the respective principal office of the Agent, the Issuing Banks and the Banks, presently located for such Persons at the addresses shown under the signature line of such Persons in this Agreement.

                 "Prohibited Transaction" means any transaction set forth in
         Section 406 of ERISA or Section 4975 of the Code.

                 "Quarterly Fee Payment Date" means the last day of each [March, June, September, and December] of each year, the first of which shall be the first such day after the date of this Agreement.

                 "Register" has the meaning assigned to it in Section 15.8(d).

                 "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                 "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

                 "Remedial Action" means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations in post-remedial monitoring and care.

                 "Reportable Event" means any of the events set forth in
         Section 4043 of ERISA.

                 "Revolving Credit Advance" means an advance of funds by a Bank to the Borrowers pursuant to Article II.

                 "Revolving Credit Advance Request Form" means a certificate, in substantially the form attached hereto as Exhibit "D-1", properly completed and signed by the Borrowers requesting a Revolving Credit Advance.





Appendix A                           13

                 "Revolving Credit Commitment" means as to each Bank, the obligation of such Bank to make (a) Revolving Credit Advances and (b) subject to applicable sublimits, to purchase participations in Letters of Credit pursuant to Section 4.5, in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Revolving Credit Commitment," or on the signature pages of an Assignment and Acceptance, as the case may be, as such amount may be reduced pursuant to Section 2.7 or terminated pursuant to Section 2.7 or Section 13.2.

                 "Revolving Credit Notes" means the promissory notes of the Borrowers payable to the order of the Banks, in substantially the form attached hereto as Exhibit "A-1" with appropriate completions, and all extensions, renewals, replacements, modifications, supplements or rearrangements thereof from time to time, and " Revolving Credit Note" means any one of the Revolving Credit Notes.

                 "Revolving Credit Termination Date" means 11:00 a.m. Houston, Texas time on July ____, 1998, or such earlier date and time on which the Revolving Credit Commitment terminates as provided in this Agreement.

                 "RICO" means the Racketeer Influenced and Corrupt Organization Act of 1970, as amended from time to time.

                 "Security Agreement" means a security agreement of each of Digicon, Geophysical Corp., Exploration and GFS in favor of the agent in substantially the form attached hereto as Exhibit "B-1" with appropriate completions, as the same may be amended, supplemented, or modified from time to time and "Security Agreements" means more than one Security Agreement.

                 "Stockholders Equity" has the meaning assigned to it under GAAP.

                 "Subordinated Debt" means Debt of a Person which has been subordinated to the Obligations in form and substance and upon terms satisfactory to the Agent.

                 "Subsidiary" means any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Digicon or one or more of the Subsidiaries or by Digicon and one or more of the Subsidiaries.

                 "Term Loan" means the loan by a Bank to the Borrowers pursuant to Article III.

                 "Term Loan Advance" means an advance of funds by a Bank to the Borrowers pursuant to Article III.





Appendix A                            14

                 "Term Loan Advance Request Form" means a certificate, in substantially the form attached hereto as Exhibit "D-2", properly completed and signed by the Borrowers requesting a Term Loan Advance.

                 "Term Loan Commitment" means, as to each Bank, the obligation of such Bank to make the Term Loan Advances to the Borrower hereunder in the principal amount up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Term Loan Commitment," or on the signature pages of an Assignment and Acceptance, as the case may be, as such amount may be terminated pursuant to Section 13.2.

                 "Term Loan Maturity Date" means 11:00 a.m., Houston, Texas time on July __, 1999, or such earlier date and time on which the Term Notes mature as provided in this Agreement.

                 "Term Notes" means the promissory notes of the Borrowers payable to the order of the Banks, in substantially the form attached hereto as Exhibit "A-2" with appropriate completions, and all extensions, renewals, replacements, modifications, supplements or rearrangements thereof from time to time and "

                 Term Note" means any one of the Term Notes.

                 "UCC" means the Uniform Commercial Code as in effect in the State of Texas from time to time.

                 "U.K. Lockbox" means the lockbox established pursuant to the U.K. Lockbox Agreement.

                 "U.K. Lockbox Account" means a segregated account or accounts established in the name of _________ at _________ Bank in _________, England into which all of Geophysical Limited's Dollar denominated receivables will be deposited pursuant to the U.K. Lockbox Agreement, with the Agent having the right to apply same to the Obligations after an Event of Default has occurred and is continuing.

                 "U.K. Lockbox Agreement" means a _____________, as the same may be amended, modified or supplemented from time to time.







Appendix A                          15

                              INDEX TO APPENDICES

Appendix                                                               Section
- --------                                                               -------

    A         Definitions                                                 1.1




INDEX TO SCHEDULES
- ------------------

Schedule      Description of Schedule                                  Section
- --------      -----------------------                                  -------

   9.5        Existing Litigation                                         9.5

   9.9        Existing Debt                                               9.9
  9.14        List of Subsidiaries                                        9.14

  9.20        Environmental Matters                                       9.20
  11.2        Existing Liens                                             11.2



INDEX TO EXHIBITS
- -----------------


 Exhibit      Description of Exhibit                                   Section/
 -------      ----------------------                                   --------
                                                                       Appendix
                                                                       --------

  "A-1"       Form of Revolving Credit Note
  "A-2"       Form of Term Note

  "B-1"       Form of Security Agreement
  "B-2"       Charge Debenture (Malaysia)

  "B-3"       Charge Debenture (U.K.)

   "C"        Form of Guaranty
  "D-1"       Revolving Credit Advance Request Form

  "D-2"       Term Loan Advance Request Form
   "E"        Borrowing Base Report

   "F"        Form of Compliance/Certificate of No Default